UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number)

90-0175540
(I.R.S. Employer Identification Number)

5610 E. Sutler Lane
Tucson, Arizona 85712
Telephone: (520) 425-1433
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Telephone: (775) 322-0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	100,000,000(2)	$0.0096(3),(4)	$960,000(3),(4)	$111.55(4)

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of up to 100,000,000 shares of common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated December 15, 2014.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Based on the closing price per share ($0.0096) for Liberty Star Uranium & Metals Corp.’s common stock on January 14, 2015, as reported by the OTC Markets Group’s OTCQB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Subject to Completion, Dated January 15, 2015

Prospectus

100,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

_________________________________

The selling stockholder identified in this prospectus may offer and sell up 100,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated December 15, 2014. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Investment Group, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted on the OTC Markets Group’s OTCQB under the symbol “LBSR”. On January 14, 2015, the closing price of our common stock on the OTCQB was $0.0096 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2015.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, the “Company” and “Liberty Star” mean Liberty Star Uranium & Metals Corp. and our subsidiaries, Big Chunk Corp. and Hay Mountain Super Project LLC, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

The Offering

The selling stockholder identified in this prospectus may offer and sell up to 100,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated December 15, 2014. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. Titanium Intelligence, Inc. was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk Corp. is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall Drilling Inc. performed drilling services on the Company’s mineral properties. Redwall Drilling Inc. ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current efforts on uranium, copper, gold, silver, lead, zinc and other mineral and metal exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business”.

Our common stock is traded over-the-counter on the OTCQB under the ticker symbol “LBSR.”

The principal offices of our company are located at 5610 E Sutler Lane, Tucson, Arizona 85712. Our telephone number is (520) 425-1433.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2014 and 2013 and selected unaudited financial information for our company for the nine month periods ended October 31, 2014 and 2013. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 28 of this prospectus.

Statements of Operations Data	Nine Month Period Ended October 31, 2014	Nine Month Period Ended October 31, 2013	Year Ended January 31, 2014	Year Ended January 31, 2013
Revenue	Nil	Nil	Nil	Nil
Net Operating Expenses	$843,797	$1,399,740	$1,763,236	$2,232,877
Net Income (Loss)	$4,316,525(1)	$(1,798,142)	$(2,318,047)	$(2,644,787)
Basic and Diluted Net Income (Loss) per Share	$0.00	$(0.00)	$(0.00)	$(0.00)

(1) During the nine month period ended October 31, 2014, we gained $5,322,943 on settlement of debt.

Balance Sheets Data	As of October 31, 2014	As of January 31, 2014	As of January 31, 2013
Cash and Cash Equivalents	$145,458	$55,089	$117,716
Working Capital	$(1,396,839)	$(6,202,731)	$(5,025,086)
Total Assets	$272,061	$153,042	$207,578
Total Liabilities	$1,632,369	$6,312,691	$5,163,769
Total Stockholders’ Equity (Deficit)	$(1,360,308)	$(6,159,649)	$(4,956,191)
Accumulated Deficit	$(50,877,570)	$(55,194,095)	$(52,876,048)

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business

Because of the speculative nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost which would most likely result in a loss of your investment.

Risks Related to Our Company

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash and cash equivalents in the amount of $145,458 and negative working capital of $(1,396,839) as of October 31, 2014. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenues and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 5, 2004. To date we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent registered public accounting firm, MaloneBailey, LLP, state in their audit report attached to our audited financial statements for the fiscal year ended January 31, 2014 that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of the Company.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 1,250,000,000 shares of common stock, $0.00001 par value per share. As of January 14, 2015, there were 910,657,690 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the convertible notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTCQB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Trading in our common stock on the OTCQB is limited and sporadic making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently quoted for public trading on the OTCQB. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our bylaws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Tangiers Investment Group, LLC will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Tangiers Investment Group, LLC pursuant to the investment agreement dated December 15, 2014 will be purchased at the 80% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers Investment Group, LLC of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice. Tangiers Investment Group, LLC has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers Investment Group, LLC sells the shares, the price of our common stock could decrease. If our stock price decreases, Tangiers Investment Group, LLC may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the investment agreement with Tangiers Investment Group, LLC.

Pursuant to the investment agreement with Tangiers Investment Group, LLC , when we deem it necessary, we may raise capital through the private sale of our common stock to Tangiers Investment Group, LLC at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We may not have access to the full amount available under the investment agreement with Tangiers Investment Group, LLC.

Our ability to draw down funds and sell shares under the investment agreement with Tangiers Investment Group, LLC requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 100,000,000 shares issuable under the investment agreement with Tangiers Investment Group, LLC, and our ability to sell any remaining shares issuable under the investment with Tangiers Investment Group, LLC is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to Tangiers Investment Group, LLC under the investment agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the investment agreement with Tangiers Investment Group, LLC to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Tangiers Investment Group, LLC. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers Investment Group, LLC is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the investment with Tangiers Investment Group, LLC.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with Tangiers Investment Group, LLC, and as such, Tangiers Investment Group, LLC may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Tangiers Investment Group, LLC has agreed, subject to certain exceptions listed in the investment agreement with Tangiers Investment Group, LLC, to refrain from holding an amount of shares which would result in Tangiers Investment Group, LLC or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Tangiers Investment Group, LLC from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Tangiers Investment Group, LLC could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Investment Group, LLC. If we receive proceeds upon exercise of warrants, we will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to Tangiers Investment Group, LLC in accordance with the investment agreement dated December 15, 2014 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Tangiers Investment Group, LLC in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

The selling stockholder identified in this prospectus may offer and sell up 100,000,000 shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated December 15, 2014. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to Tangiers Investment Group, LLC over a period of up to 36 months.

Investment Agreement with Tangiers Investment Group, LLC

On December 15, 2014, we entered into an investment agreement with Tangiers Investment Group, LLC, a Delaware limited liability company (“Tangiers”). Pursuant to the terms of the investment agreement, Tangiers committed to purchase up to $8,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 months period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 150% of the average daily trading dollar volume of our common stock for the 10 consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount per month of $100,000 unless a prior approval of Tangiers is obtained by us. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the lowest day of the daily volume weighed average price of our common stock during the five consecutive trading days immediately prior to the receipt by Tangiers of the put notice, provided, however, an additional 5% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 5% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice.

In connection with the investment agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 30 days of December 15, 2014, file with the Securities and Exchange Commission a registration statement, covering the resale of 100,000,000 shares of our common stock underlying the investment agreement with Tangiers. In addition, we agreed to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission within 30 days but no more than 90 days after we have filed the registration statement. Furthermore, upon the effectiveness of such registration statement, we agreed to keep such registration statement effective until the earlier to occur of the date on which (i) Tangiers will have sold all the shares of our common stock actually issued or that we have an obligation to issue under the investment agreement; (ii) Tangiers has no right to acquire any additional shares of our common stock under the investment agreement; or (iii) Tangiers may sell the shares underlying the investment agreement without volume limitation under Rule 144.

The 100,000,000 shares being offered pursuant to this prospectus represent 9.89% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 100,000,000 shares being offered pursuant to this prospectus represent 11% of the shares issued and outstanding held by non-affiliates of our company. The investment agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.010 we will be able to receive up to $1,000,000 in gross proceeds, assuming the sale of the 100,000,000 shares of our common stock pursuant to the investment agreement with Tangiers, being the number of shares being offered pursuant to this prospectus. If we want to obtain the balance of $7,000,000 under the investment agreement, we would be required to register additional 700,000,000 shares with the above assumed purchase price of $0.010. We are currently authorized to issue 1,250,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our common stock under the investment agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $8 million was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to Tangiers under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our company. We are involved in the Hay Mountain Super Project for copper, molybdenum, gold and silver in South East Arizona. These monies will be completely absorbed by technical activities, drilling and attendant environmental, archeological and permitting studies. We will need the full amount of $8 million funding under the investment agreement with Tangiers to fund the preparation and initiation of diamond core drilling connected to the Hay Mountain Super Project Porphyry Copper-Gold-Molybdenum-Rare Earth Element Mining Target in the Tombstone Mining District of Cochise County, Arizona.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the investment agreement with Tangiers.

Selling Stockholders

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Investment Group, LLC under the investment agreement dated December 15, 2014.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of January 14, 2015 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 100,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(3)	% of Class(2),(3)
Tangiers Investment Group, LLC(4)	Nil	100,000,000	Nil	*

Notes
*          Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)

Based on 910,657,690 shares of our common stock issued and outstanding as of January 14, 2015. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Robert Papiri has the voting and dispositive power over the shares owned by Tangiers Investment Group, LLC.

Plan of Distribution

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Tangiers Investment Group, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 1,250,000,000 shares of common stock, $0.00001 par value per share.

Common Stock

As of January 14, 2015, 910,657,690 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 or more stockholders of record nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 14, 2015, we had approximately 94 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company
Description of Business

Business Development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP LLC”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona.

Our Current Business

We are an exploration company and are engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Negotiations have been ongoing with Genesis Group International Inc. to option the North Pipes Super Project (uranium). Genesis has developed a unique, proprietary type of equipment and process to mining breccia pipe type vertical mineral ore bodies. This would involve an exchange of Liberty Star’s real property and intellectual property pertaining to the North Pipes / Arizona Strip properties. In exchange Liberty Star would receive a monthly payment toward retirement of its expenditures on the North Pipes Project. It would also receive a gross royalty on production that would result from all metal commodities coming from any mining of the pipes.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Tombstone Super Project (“Tombstone”) (formerly referred to as “Tombstone Porphyry Precious Metals Project”): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements, and are developing plans to finance the initial exploration drilling program. We have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of our knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage phase of operations have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We are in the exploration phase of operations and have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

To date, we have not generated any revenues as we are an exploration stage company in the exploration phase of operations. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Competition

We are a mineral resource exploration stage company engaged in the business of mineral exploration. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration stage companies with whom we compete may have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Arizona and Alaska.

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed we must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per 1/4 section (160 acre) claim or $100 per 1/16 section (40 acre) claim extends the claims for a one year period. Assessment work performed in excess of the required amount may be carried forward for up to 4 years to reduce future obligations for assessment work. We used carry forward to maintain the assessment requirement in 2014 in the amount of $19,200.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $280 per mineral claim and escalate with the age of the mining claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. The rentals of $6,120 to extend the Big Chunk claims through September 1, 2015 were paid in November 2014. The estimated state rentals due for the Big Chunk claims by November 30, 2014 for the period from September 1, 2014 through September 1, 2015 are $6,120. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

Our North Pipes claims are Federal lode mining claims located on U.S. Federal Lands and administered by the Department of Interior, Bureau of Land Management. The Bureau of Land Management (“BLM”) has prepared an environmental impact statement (“EIS”) addressing potential for contamination of significant amounts of uranium leaking into the Colorado River. The EIS indicated the danger of such contamination insignificant. Regardless, the United States Secretary of the Interior, Kenneth Salazar, through executive order has withdrawn Federal lands from locatable mineral exploration and mining North of the Grand Canyon along the Utah border in Arizona, the so-called “Arizona Strip”. Nearly 1 million acres of land managed by the BLM and the Forest Service were segregated in July 2009 by the Secretary of Interior. The executive order has resulted in the withdrawal of an area of the

Arizona Strip from mining in particular, and the moratorium now is instated for the next 20 years. However, the moratorium permits existing claims and mines to continue as before, including our North Pipes lode mining claims.

We are required to pay annual rentals to maintain our North Pipes Federal lode mining claims in good standing. The rental period begins at 12:01 PM on September 1st through the following September 1st at 12:00 and rental payments are due by the first day of the rental period starting at 12:01 PM. The annual rental is $155 per claim. Additional fees of $57 per claim are due in the first year of filing a Federal lode mining claim along with the first year’s rent. The rentals of $32,705 for the period from September 1, 2014 to September 1, 2015 have been paid. The annual rentals due by September 1, 2015 of $32,705 are required to maintain the North Pipes claims for the period from September 1, 2015 through September 1, 2016. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $155 per claim. The rentals fees of $4,030 for the period from September 1, 2014 to September 1, 2015 have been paid. The annual rentals due by September 1, 2015 of $4,030 are required to maintain the East Silver Bell claims are for the period from September 1, 2015 through September 1, 2016. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for our Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $155 per claim. Additional fees of $57 per claim are due in the first year of filing a Federal lode mining claim along with the first year’s rent. The rentals and initial filing fees for the period from September 1, 2014 to September 1, 2015 have been paid. The annual rentals due by September 1, 2015 of $ $14,725 are required to maintain the Tombstone claims for the period from September 1, 2015 through September 1, 2016. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims. Beginning September 1, 2011 at 12:01 PM, Liberty Star started and subsequently completed staking 9 Federal lode mining claims along the east edge of old patented mining claims in the main producing part of the old Tombstone mining area. These new claims are adjacent to the south end of the Walnut Creek TS claim block and are also named the TS claims. These claims occupy fractional land areas open to location by federal lode claim.

We are required to pay annual rentals for our Arizona State Land Department (“ASLD”) Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain Project in the State of Arizona. A mineral exploration permit is permission from ASLD to prospect and explore for minerals on State Trust land. Exploration is any activity conducted for the purpose of determining the existence of a valuable mineral deposit, such as: geologic mapping, drilling, geochemical sampling, and geophysical surveys. Prior to exploration, the Plan of Operations must be approved by ASLD. The permitting process for an exploration permit takes a minimum of sixty (60) days. If the application is approved, the initial rent is $2 per acre. If renewed, no additional rents are due for the second year. Rents are set at $1 per acre for years 3-5. Work expenditure requirements are: $10 per acre for years 1-2; and $20 per acre for years 3-5. Removal of any minerals or materials from State Trust land without the appropriate lease or permit is prohibited. The permit is valid for one year from the due date of the rental and bond. If renewal requirements are met, the permit can be renewed annually for up to five years. If discovery of a valuable mineral deposit is made, the permitee must apply for a mineral lease before actual mining activities can begin. A mineral lease permits the mining of minerals discovered under the exploration permit. The approval process takes a minimum of six (6) months. The mineral lease is issued for a term of twenty (20) years. Leases may be renewed for an additional term. Both rents and royalties are determined by appraisal. Royalties may be based on: 1) a fixed rate subject to annual adjustment; or 2) a sliding-scale rate which is linked to a commodity index price and the operation’s break-even price. There is a statutory minimum royalty rate of 2% of gross value. These AZ MEPs require a reclamation bond of $3,000 which we currently hold. The first year’s rental has been paid for these MEPs and the escalating rental is due on the anniversary of the MEP each year. After the end of the 4th year, the MEPs must transition to a State Mineral Lease upon satisfaction of the State Mineral Inspector that economic indications of a minable deposit exist. After commencement of mining, the State of Arizona shall be paid a minimal net smelter return after taking into consideration any extenuating mining challenges royalty but not less than a 2% gross royalty. The rental period begins on September 30th through the following September 29th and rental payments are due by the first day of the rental period. We hold AZ MEP permits for 1,966.88 acres at our Tombstone project. We paid initial rental fees from the date of application through September 29, 2012 of $8,254. Required minimum work expenditures for the period ended September 29, 2015 are$39,337.6. The annual rentals due by September 30, 2015 to maintain the AZ MEP permits are $1,966.88.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Currently we employ one full time geologist who is also our President, CEO, CFO, and Chairman of the Board, James Briscoe. We also employ one full time Executive Assistant/ Finance & Accounting, one as-needed PhD consulting geologist specializing in GIS computer mapping and database creation, one full time geo-tech, who is also our manager of field operations, one investor relations representative, and one CPA on an as needed basis. We hire consultants for investor relations, exploration and administrative functions also on an as needed basis.

Description of Property

Our Offices

We rent the premises for our principal office located at 5610 E Sutler Lane, Tucson, Arizona 85712. We rent this office space which is located in the home of our Chief Geologist and CEO for $522 per month plus a pro rata share of taxes and maintenance. Our employees work either from our principal office or from offices maintained in their homes.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Our Warehouse

On June 1, 2011 we rented a warehouse located at Building No. 1, 7900 South Kolb Road, Tucson, Arizona 85706. We rent this warehouse space for $3,645 per month. The lease is in effect until May 31, 2015 with an option to extend, and an offer to Liberty Star for purchase. In addition to using the warehouse for standard purposes, such as storage of our exploration equipment, supplies and samples, the warehouse space also includes office facilities for the use of field geologists and geotechs.

Our Mineral Claims

All of the Company’s claims for mineral properties are in good standing.

North Pipes Super Project (“North Pipes” and “NPSP”):

We hold a 100% interest in 211 Federal lode mining claims strategically placed on the Arizona Strip. The 211 Federal lode mining claims include breccia pipe targets (“Pipes”). Breccia pipes are cylindrical formations in the earth’s crust sometimes identified by a surface depression, or surface bump or no visible surface expression at all, and contain a high concentration of fragmented rock “breccia” sometimes cemented by uranium and other minerals. We plan to ascertain whether our North Pipes claims possess commercially viable deposits of uranium.

Our NPSP claims are undeveloped. There are neither open-pit nor underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. We have not found any mineral resources on any of our claims. The Arizona Strip was an active exploration district in the 1970’s and 1980’s with multiple producing uranium mines. No evidence of actual development work has been found on any of our properties and no significant exploration activities have been performed on our NPSP claims since 2008 due to many factors including the lowered uranium prices and the moratorium on locating claims. Below is a summary of prior exploration activities performed on our NPSP claims:

Geophysics: We have completed PEM (Pulse Electro-magnetic) geophysical surveys on some of our NPSP claims. Two types of PEM surveys were conducted in 2007: (i) Downhole PEM and (ii) In-Loop PEM. We have also used CSAMT and NSAMT (Controlled and Natural Source Audio-range Magneto Tellurics), run on the ground and executed by Zonge Engineering of Tucson AZ. A survey was also completed on an approximately six square area by VTEM helicopter borne electromagnetic survey along right angle crossing grid lines spaced 100 meters apart, which was performed by Geotech of Aurora, Ontario, Canada. Significant anomalies resulted from this survey. Preliminary drilling of one Liberty Star’s anomalies intersected strong breccia, alteration and pyrite mineralization. The holes did not penetrate down to the elevation where uranium mineralization would be expected, but are targets for future work. As of this date we have not developed any uranium resources on the Arizona Strip.

Stereoscopic geologic color air photo interpretation (photo-geology): Stereoscopic geologic interpretation of 1:24,000 (1 inch = 2,000 feet) high resolution color air photographs were contracted for and completed by Dr. Karen Weinrich and Edward Ulmer, a Registered Professional Geologist. Dr. Wenrich worked on the Arizona Strip uranium bearing breccia pipes almost exclusively during her twenty three year tenure with the United States Geological Survey from which she is now retired. During this period of study she authored many professional papers on breccia pipes of the Grand Canyon area, and is considered a foremost expert on them. Mr. Ulmer worked on the Arizona Strip in the mid to late 1970s working on both imagery interpretation and surface geology.

Geologic field mapping on the surface: Geological field mapping was conducted in the fall of 2005 through 2007 by our staff geologists as well as contracted geologists. Approximately 180 of the breccias pipe target areas have been mapped in detail 1:5,000 (1 inch = 417 feet). Several detailed measured stratigraphic sections have also been completed.

Geochemical sampling: A comprehensive soil geochemical survey was completed in 2007. We have collected approximately 14,000 soil samples over all identifiable breccias pipes, both those with known ore and those that are yet to be proven by drilling. Strict “chain of custody” procedures were followed and quality assurance/quality control (QA/QC) samples were inserted regularly into the sample stream. The samples were assayed for 63 elements. Assay analyses were conducted by a Certified Assay Lab, Acme Analytical Laboratories of Vancouver, British Columbia, Canada. We believe that these samples allow us to identify potential uranium bearing breccia pipes versus barren or non-uranium bearing breccias pipes.

Drilling: In 2007 a drilling program was undertaken using both rotary drilling and core drilling. Rotary drilling was contracted by Boart Longyear. Diamond core drilling was completed by Redwall Drilling Inc., a former wholly owned subsidiary of Liberty Star. A total of 22 holes were drilled for a total of 16,226 feet of drilling. Important intersections of rock generally associated with producing breccias pipes were made. We did not intersect any ore mineralization during the drilling program.

Big Chunk Super Project (“Big Chunk”) – Location, claims, geology and technical studies:

We hold a 100% interest in 9 mineral claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska. We plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium, rhenium and zinc.

Our Big Chunk claims are undeveloped. The claims are located in a remote area of Southwestern Alaska near Lake Illiamna, Alaska’s largest lake. The claims are immediately adjacent and contiguous to the Pebble mine property and about 3 miles north east from the Pebble Porphyry copper, gold, molybdenum, silver, palladium, rhenium and zinc mineral deposit which is reportedly one of the largest of its type in the world. The area of the Big Chunk Claims is largely covered by glacial debris, soil, and tundra. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is no road access to the properties, but such public road access is planned for the Pebble mine, and as currently planned, that road will cross the Company’s land, and be accessible for the Company’s use. Extensive geotechnical data on the Big Chunk claims has been acquired between start-up of 2004 and the current time. Extensive geophysical data has been acquired by the Company of several types, which includes the following:

(1) an extensive air borne magnetic survey flown by McPhar Geosurveys Ltd., Newmarket, Ontario Canada over 18,243 line kilometers covering 3,646 square kilometers using: (a) a draped survey with a mean elevation of the instrument above the terrain of 200 meters (600 feet) feet; (b) a line spacing of 250 meters (800 feet); (c) and a sample interval of 8 meters (26.4 feet). State of the art magnetometer, GPS, radar altimeter, and computer recording of data were used and in our opinion no other survey of this quality and precision is available in the area.

(2) one hundred twenty seven linear miles of Induced Polarization (IP) was run by Zonge Engineering of Tucson AZ. Of necessity lines were brushed of all trees and undergrowth and all access was by helicopter, however, the lines themselves were done on the ground by foot. All data was recorded on appropriate computers, downloaded each evening and sent to the Zonge Office in Tucson and to our consulting geophysicist Mr. Jan Klein in Vancouver, BC, Canada. Mr. Klein supervised all IP and other geophysical surveys over the Pebble for Cominco who sold the Pebble Project to Northern Dynasty. Thus, we believe Mr Klein has had more experience in the geophysics of the area, which includes over 2,000 square miles, than any other geophysicist. The results were interpreted and sent back to the Alaska headquarters every night.

(3) Liberty Star contracted with Geotech Limited of London, Ontario, Canada to run their ZTEM Electro Magnetic (EM) airborne survey equipment over the Big Chunk project. This thoroughly tested system can look down 2,000 meters (6,000 feet) in to the crust of the earth and detect sulfide mineralization associated with porphyry copper-gold systems, as well as other geologic features. This survey was completed in August 2009. The survey covered 315.2 sq kilometers (121.7 sq miles) and consisted of north-south lines spaced 250 meters apart on our Big Chunk Super Project mineral claims. In May 2010, Liberty Star received feedback from Geotech Ltd. that its interpretation showed at least 4 to 7 signatures that are consistent with porphyry copper responses. The 2D computer model shows typical low responsive areas, which could correspond to an ore mineral core zones with a surrounding responsive cylinders representing a pyrite halos typical of Porphyry copper systems. For control, Geotech flew a survey the day after completing the Big Chunk survey, over the Pebble mineral deposit. The anomalies on Big Chunk show strong similarities to the Pebble.

During the field seasons of 2004 and 2005 Liberty collected approximately eleven thousand geochemical samples. At Big Chunk the samples collected included: (1) stream sediment; (2) stream water; (3) pond and small-lake water; (4) soil samples; and (5) vegetation sampling new growth of woody plants. These samples were analyzed by Acme Labs, a Certified Assayer in Canada for 64 elements for each sample. For the eleven thousand samples, this resulted in approximately seven hundred thousand separate analyses including blanks, repeat and control samples part of the QA/QC (Quality Assurance Quality Control) procedures. Because of the overload worldwide in all assay labs at the time, turnaround time for the assays was up to three or more months. After receipt of the samples, they were processed using computer techniques and the results analyzed and interpreted. Known indicator elements, including porphyry copper-gold mineral center elements, formed typical porphyry copper center anomaly zones. Additionally, samples taken by Liberty Star over the Pebble deposit, with the permission of Northern Dynasty, indicated that mineral body to be detectable by these methods. The geochemical methodology was used by the US Geological Survey, under contract for the Pebble partnership over the Pebble mineral zone, and data was published in 2010. It was again shown to be effective in indicating the Pebble deposit mineralization at depth. The anomalies generated by both deep looking ZTEM and geochemistry by Liberty Star have been tested by published results from drilling in the Pebble mineral body. The same types of targets in the Liberty Star Big Chunk have yet to be tested by drilling.

We are unaware of any previous claim ownership anywhere on our Big Chunk claims in Alaska. No historical drilling resulting in mineral resources or reserves appears in the published literature concerning the property. Minor exploration was conducted by Teck Cominco Alaska, and Anaconda Mining Inc. The United States Geological Survey does not do exploration but they had done minor geological mapping in the north part of the Big Chunk caldera, along with widely spaced aeromag surveys in the same area. We are not aware of any prior exploration that was conducted on our Big Chunk claims in Alaska prior to January 10, 2004, when our aerial magnetic survey began.

We have not defined mineral resources on any of our claims at Big Chunk.

Letter Agreement and Secured Convertible Notes with Northern Dynasty Minerals Ltd.

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014, Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the nine months ended October 31, 2014.

Tombstone Super Project (“Tombstone”):

Our CEO and Chief Geologist, James Briscoe, has long experience in the Tombstone district, where he first worked in 1972. In the mid-1980s, he concluded that much earlier regional geologic work had reached erroneous conclusions and that Tombstone was a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. He brought this to the attention of the US Geological Survey caldera experts, who after study concluded that Briscoe was correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona, by the US Geological survey, the Arizona Geological Survey and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become very large copper mines. Studies by Mr. Briscoe over the years,have resulted in his identification of the Tombstone Hills and a large surrounding are part of a Laramide (65 to 73 million years before present) caldera and mineralization related in the area is related to the caldera. The USGS, by Dr. Peter Lipman – after investigation of Briscoe’s data, agree that he is correct.More recently using advanced technology,Briscoe has indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lays largely under cover and is indicated by geochemistry, geophysics and projection of known geology into covered areas.

We hold 66 standard Federal lode mining claims located due east and southeast of the town of Tombstone, Arizona. We also hold Arizona State Mineral Exploration Permits (MEPs) covering 1,966.88 acres or 3.07square miles in the same area. We also hold an option to explore 29 standard Federal lode mining claims located in the same region. We plan to ascertain whether the Tombstone lode mining claims and MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc and other valuable metals.

The Tombstone claims are undeveloped. However significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims:

Geochemical sampling at the Hay Mountain Project: In 2011 and early 2012 we collected nearly 1,800 rock, soil and vegetation samples over 621 sample sites over approximately 14 square miles centered on the Hay Mountain property. These samples have been assayed for 63 elements generating about 113,000 analyses. The samples were prepared by MEG Inc. and have been shipped to ALS Minerals (ALS-Chemex) a Certified (under NI 43-101 criteria and approved by regulatory processes) geochemical analysis lab in Vancouver, British Columbia. Assay results are being sent to our Tucson office and when all assays are received our geology team will be able to generate computer analyses that allow interpretation of the data.

ZTEM EM Survey: In 2013 Liberty Star contracted Geotech Ltd to run their ZTEM Electro Magnetic-Magnetic survey equipment over the Hay Mtn area. Profound and complex anomalies have been found within the survey area. And from prior test work it is known that some of the patterns are indicative of porphyry copper precious metal systems. These anomalies correspond with geochemical sampling done at Hay Mtn reinforcing the conclusion that these are porphyry copper systems. This geophysical method has the ability to “look down” into the crust of the earth about 2,000 meters (6,000 feet) and detect sulfides which may be associated with porphyry copper systems. Test work over known Safford, Arizona porphyry copper deposits along with thousands of verifying drill holes show the geometry of such mineral systems can be determined, thus identifying whether it is a porphyry copper system or some other mineral system,. When combined with our geochemical data, we can determine the position of the copper-moly center of the system and design our drill program to efficiently test and define mineralization.

East Silver Bell Porphyry Copper Project (“East Silver Bell” or “ESB”):

Located northwest of Tucson, Arizona, the claims currently are within the Ironwood National Monument, which was established after the claims were staked and validated by numerous drill holes in addition to extensive technical studies. We plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We hold an option to explore 26 standard Federal lode mining claims located in the same region. The optioned mineral claims are owned by JABA US Inc., a corporation in which two of our directors are owners. We have not identified any ore reserves to date.

The East Silver Bell claims are undeveloped. The ESB block of claims were staked circa 1994 about five miles east of the ASARCO Solvent-Extraction-Electro-Winning (SXEW) plant. The East Silver Bell claims are directly adjacent and contiguous to the ASARCO Patented (fee simple) lands. Circa 1994 JABA (US) Inc. compiled geophysics –consisting of existing, widely spaced airborne magnetics, collected soil and vegetation geochemical samples, performed detailed photo interpretation from high resolution color aerial photography, mapped surface geology, breccia pipes and performed detailed mapping and interpretation of leached capping and performed very closely spaced man borne magnetic surveys over alteration and projection of the edge of the Silver Bell caldera and associated mineral belt that includes the Silver Bell porphyry copper mines that could be seen on the color air photos. The surface magnetic survey was interpreted by geophysicist Edward DeRidder, who pointed out a magnetic low that he interpreted as a porphyry copper magnetic low. Subsequently, north-south Induced Polarization (IP) lines were run and interpreted by Zonge engineering, to show a sulfide response at 900 to 1,000 feet below the surface. All of this data was plotted in 3D images showing overlapping and mutually reinforcing geochemical, ground magnetic and IP geophysics, and geologic- alteration mapped anomalies. Half of this responsive area lies on the adjacent ASARCO ground and half lies on JABA (US) ground. Subsequent to these studies, the ground was lease-optioned to Valarie Gold Exploration Inc., (Valarie) a Canadian exploration company. They drilled 6 holes to a predetermined depth of 600 feet, using a rotary drill and recovered drill chips, sampled at 5 foot intervals. The drilling penetrated and recovered classic chalcocite leached capping typical of that material occurring over ore bodies in the Silver Bell mines of North Silver Bell, El Tiro and Oxide open pit mines. Geochemical assays of the cuttings showed three to four relict ghost copper enriched zones to the final arbitrary depth of six hundred feet.

These holes did not penetrate the leached chalcocite capping rock and did not enter sulfides. Valarie relinquished their lease. Latter Kennecott Copper Corp. optioned the claims and drilled three rotary drill holes. Of these holes two twisted off the drill bits at shallow depth and had to be abandoned while in the leached chalcocite capping. One hole penetrated to a depth of 1,000 feet but poor sampling procedures negated any meaningful data from this hole, when primary samples were irretrievably lost. These two drill attempts were predictably not successful but geochemistry from the Valarie drill holes did show shadow geochemical copper enrichment indicating chalcocite enrichment in the sulfide blanket below and the Kennecott effort did recover some chalcocite (enriched copper sulfide) Circa 1998 the Ironwood National Monument was created over JABA’s valid mining claims. The surface of these claims cannot be used to extract the copper mineral body below by the open pit mining method. Since half of the geophysically, geochemically, geologically, alteration indicated mineral body is located on ASARCO patented land and because the ASARCO SXEW plant is only five miles to the west, it is believed that this mineral body can be extracted from the ASARCO property by underground – in situ leach technology at some point in the future. To date we have not identified any ore reserves on the East Silver Bell Project.

We have not found any mineral resources on any of our claims.

Legal Proceedings

Other than as disclosed below, we know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

A civil action was pending in the Alaska Superior Court in Anchorage, Alaska at January 31, 2014, that concerned title to some Alaska state mining claims owned by Big Chunk Corp., a subsidiary of Liberty Star. In this action Big Chunk and Liberty Star were requesting a judicial determination that certain lien claim notices recorded by a party named MBGS, LLC, against the mining claims were void; and MBGS was seeking an order enforcing the lien claims. In March 2014, prior to trial date, a settlement mediation in Alaska was held and the civil action was settled. We currently have no outstanding litigation.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted on the OTC Markets Group’s OTCQB under the trading symbol “LBSR”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTCQB:

Quarter Ended	High Bid	Low Bid

October 31, 2014	$0.014	$0.011

July 31, 2014	$0.0197	$0.0113

April 30, 2014	$0.0234	$0.012

January 31, 2014	$0.0290	$0.0145

October 31, 2013	$0.0366	$0.0185

July 31, 2013	$0.0233	$0.0080

April 30, 2013	$0.0165	$0.0093

January 31, 2013	$0.024	$0.0109

October 31, 2012	$0.0345	$0.022

July 31, 2012	$0.0405	$0.017

April 30, 2012	$0.0387	$0.0202

(1)

These bid prices were taken from OTC Markets quarterly trade and quote summary report. Such over-the- counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

On January 14, 2015, the closing price of our common stock as reported by the OTCQB was $0.0096 per share.

Transfer Agent

Our common stock is issued in registered form. The Nevada Agency and Transfer Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 USA (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

Holders of Common Stock

As of January 14, 2015, there were approximately 94 holders of record of our common stock. As of such date, 910,657,690 shares of our common stock were issued and outstanding.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Financial Statements for the Years Ended January 31, 2014 and 2013

Report of Independent Registered Public Accounting firm

Consolidated Balance Sheets

Consolidated Statement of Operations

Consolidated Statements of Stockholders’ Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Financial Statements for the Nine Month Periods Ended October 31, 2014 and 2013

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Cash Flows

Notes to Condensed Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Liberty Star Uranium & Metals Corp.

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. and its subsidiaries (an exploration stage company) (collectively, the “Company”) as of January 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position Star Uranium & Metals Corp. and its subsidiaries as of January 31, 2014 and 2013, and the results of their operations, changes in stockholders’ equity (deficit), and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is in the exploration stage, has suffered recurring losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. In addition, the Company may not find sufficient ore reserves to be commercially mined. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MaloneBailey, LLP
Houston, Texas

May 16, 2014

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	January 31,	January 31,
	2014	2013

Assets

Current:
Cash and cash equivalents	$55,089	$117,716
Advances	1,000	-
Deferred Financing Costs	38,052	-
Prepaid expenses and supplies	9,109	8,662
Total current assets	103,250	126,378

Property and equipment, net	49,792	81,200
Total assets	$153,042	$207,578

Liabilities and Stockholders' Deficit

Current:
Current portion of long-term debt	$5,594	$5,089
Convertible promissory note, net of debt discount of $34,584	4,193,090	3,730,174
Accounts payable and accrued liabilities	254,261	151,480
Accrued wages to related parties	340,992	276,992
Accrued interest	1,465,059	972,617
Warrant liability	46,985	15,112
Total current liabilities	6,305,981	5,151,464

Long-term debt, net of current portion	6,710	12,305

Total liabilities	6,312,691	5,163,769

Stockholders' deficit
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 830,236,231 and 740,710,265 shares issued and outstanding	8,302	7,408
Additional paid-in capital	49,026,144	47,912,449
Deficit accumulated during the exploration stage	(55,194,095)	(52,876,048)
Total stockholders' deficit	(6,159,649)	(4,956,191)

Total liabilities and shareholders' deficit	$153,042	$207,578

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGECOMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			Period from Inception
	For the Twelve Months Ended		(August 20, 2001)
	January 31,		to January 31, 2014)
	2014	2013	(unaudited)
Revenues	$-	$-	$-
Expenses:
Geological and geophysical costs	463,124	1,105,960	15,828,664
Salaries and benefits	513,418	352,159	4,781,933
Public relations	210,776	78,729	1,065,987
Depreciation	32,827	41,610	953,968
Legal	177,472	72,754	1,144,803
Professional services	51,115	107,540	1,427,243
General and administrative	268,236	430,877	2,671,549
Travel	46,268	31,129	319,904
Settlement expense	-	-	13,241,020
Loss on sale of assets	-	12,119	54,572
Impairment loss	-	-	16,092,870
Net operating expenses	1,763,236	2,232,877	57,582,513
Loss from operations	(1,763,236)	(2,232,877)	(57,582,513)

Other income (expense):
Interest income	15	134	198,773
Interest expense	(522,953)	(450,880)	(6,898,109)
Debt conversion expense	-	-	(103,437)
Gain (loss) on change in fair value of warrant liability	(31,873)	38,836	(3,667,071)
Other income	-	-	1,350,390
Income from Elle Venture	-	-	300,000
Foreign exchange gain	-	-	505
Gain on settlement of debt to related party	-	-	7,366
Total other income (expense)	(554,811)	(411,910)	(8,811,583)
Net loss	(2,318,047)	(2,644,787)	(66,394,096)

Basic and diluted net loss per share of common stock	(0.00)	(0.00)	N/A
Basic and diluted weighted average number of shares
of common stock outstanding	803,439,114	677,767,166	N/A

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGECOMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional	Deficit accumulated	Total
	Common stock		paid-in	during the	stockholders’
	Shares	Amount	capital	exploration stage	equity (deficit)
Balance, August 20, 2001 (Date of inception)(unaudited)	-	-	-	-	-
Common stock issued for cash	5,000,000	50	99,950	-	100,000
Net loss for the period from inception, August 20, 2001, to January 31, 2004	-	-	-	(132,602)	(132,602)
Balance, January 31, 2004 (unaudited)	5,000,000	50	99,950	(132,602)	(32,602)
Acquisition, February 3, 2004	4,375,000	44	15,924,956	-	15,925,000
Issuance of common stock and warrants private placement	650,000	7	2,999,993	-	3,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(1,750,000)	(18)	(11,199,982)	11,200,000	-
Net loss for the year ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005 (unaudited)	8,275,000	83	7,919,267	(7,324,626)	594,724
Issuance of common stock and warrants private placement	972,172	10	5,052,722	-	5,052,732
Net loss for the year ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006 (unaudited)	9,247,172	93	12,971,989	(11,952,591)	1,019,491
Issuance of common stock private placement	990,596	10	2,545,985	-	2,545,995
Issuance of common stock for services	37,500	-	93,000	-	93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants and employees	-	-	832,343	-	832,343
Net loss for the year ended January 31, 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007 (unaudited)	10,275,268	103	16,123,317	(15,220,539)	902,881
Issuance of common stock private placement	429,700	4	1,074,413	-	1,074,417
Issuance of common stock for services	28,000	-	54,540	-	54,540
Issuance of common stock for conversion of promissory note	99,884	1	259,698	-	259,699
Options granted to employees and consultants	-	-	358,646	-	358,646
Issuance of common stock purchase warrants	-	-	1,421,538	-	1,421,538
Beneficial conversion feature of convertible promissory notes	-	-	1,842,734	-	1,842,734
Net loss for the year ended January 31, 2008	-	-	-	(5,697,935)	(5,697,935)
Balance, January 31, 2008 (unaudited)	10,832,852	108	21,134,886	(20,918,474)	216,520
note	37,646,325	376	1,839,135	-	1,839,511
Issuance of common stock for inducement to convert promissory note	7,500	-	9,000	-	9,000
note	-	-	94,437	-	94,437
Stock based compensation	-	-	576,244	-	576,244
Common stock purchase warrants exercise price reduction	-	-	67,700	-	67,700
Net loss for the year ended January 31, 2009	-	-	-	(4,176,066)	(4,176,066)
Balance, January 31, 2009 (unaudited)	48,486,677	484	23,721,402	(25,094,540)	(1,372,654)
note	199,170,302	1,992	603,661	-	605,653
Beneficial conversion feature of convertible promissory notes	-	-	330,366	-	330,366
Net loss for the year ended January 31, 2010	-	-	-	(2,809,843)	(2,809,843)
Balance, January 31, 2010 (unaudited)	247,656,979	2,476	24,655,429	(27,904,383)	(3,246,478)
note	187,127,678	1,872	273,105	-	274,977
Issuance of common stock and warrants private placement, net	31,778,484	318	1,284,363	-	1,284,681
Exercise of common stock purchase warrants	135,848,741	1,358	1,880,588	-	1,881,946
Issuance and modification of common stock purchase warrants	-	-	15,089,884	-	15,089,884
Stock based compensation	-	-	2,530,750	-	2,530,750
Net loss for the year ended January 31, 2011	-	-	-	(19,865,419)	(19,865,419)
Balance, January 31, 2011 (unaudited)	602,411,882	6,024	45,714,119	(47,769,802)	(2,049,659)
Cashless exercise of common stock purchase warrants	22,687,507	227	(227)	-	-
Issuance of common stock and warrants private placement, net	10,800,000	108	253,012	-	253,120
Stock based compensation	-	-	103,950	-	103,950
Recognition of derivative liabilities into Additional Paid-In Capital			(72,376)		(72,376)
Net loss for the year ended January 31, 2012	-	-	-	(2,461,459)	(2,461,459)
Balance, January 31, 2012	635,899,389	6,359	45,998,478	(50,231,261)	(4,226,424)
Cashless exercise of common stock purchase warrants	20,555,571	205	(205)	-	-
Issuance of common stock and warrants private placement, net	17,225,537	173	512,711	-	512,884
Issuance of common shares for cash pursuant to investment agreement	59,670,369	597	1,174,403	-	1,175,000
Issuance of common stock for third party service	7,359,399	74	91,066		91,140
Stock based compensation	-	-	135,996	-	135,996
Net loss for the year ended January 31, 2013	-	-	-	(2,644,787)	(2,644,787)
Balance, January 31, 2013	740,710,265	7,408	47,912,449	(52,876,048)	(4,956,191)
Cashless exercise of common stock purchase warrants	6,087,165	61	(61)	-	-
Issuance of common stock and warrants private placement, net	23,606,957	236	271,807	-	272,043
Issuance of common shares for cash pursuant to investment agreement	54,145,363	541	459,459	-	460,000
Stock issued in exchange for services	2,934,763	29	61,909	-	61,938
Shares issued for deferred financing cost	1,225,000	12	30,151	-	30,163
Shares issued for settlement of accounts payable	1,526,718	15	19,985	-	20,000
Warrants issued for services	-	-	29,823	-	29,823
Stock based compensation			240,622	-	240,622
Net loss for the year ended January 31, 2014	-	-	-	(2,318,047)	(2,318,047)
Balance, January 31, 2013	830,236,231	8,302	49,026,144	(55,194,095)	(6,159,649)

The accompanying notes are an integral part of the consolidated financial statements.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGECOMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from Inception
			(August 20, 2001)
	For the Year Ended January 31,		to January 31, 2014
	2014	2013	(unaudited)

Cash flows from operating activities:
Net loss	$(2,318,047)	$(2,644,787)	$(66,394,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,827	41,610	953,968
Amortization of deferred financing charges	7,611	-	550,327
Amortization of original issuance discount	12,916	-	3,645,911
Mineral claim costs	-	-	343,085
Impairment loss	-	-	16,092,870
Expenses capitalized to debt	-	-	730,174
(Gain) loss on sale of fixed assets	-	12,119	54,572
(Gain) loss on change in fair value of warrant liability	31,873	(38,836)	3,667,071
Share based compensation	240,622	135,996	4,778,551
Fair value of the warrants issued for services	29,823	-	29,823
Share and warrant based payments	-	-	13,795,973
Common shares issued for third party services	61,938	91,140	153,078
Non-cash other incom from sale of mineral claims	-	-	(1,000,000)
Interest paid through issuance of debt	-	-	282,569
Changes in assets and liabilities:
Prepaid expenses and supplies	(447)	5,489	33,338
Other current assets	(1,000)	-	(8,875)
Other assets	-	-	(25,000)
Certificate of deposit	-	-	(11,435)
Accounts payable and accrued expenses	122,780	139,010	268,245
Accrued wages related parties	64,000	93,625	340,992
Accrued interest	492,442	445,646	1,873,260
Cash flows from operating activities:	(1,222,662)	(1,718,988)	(19,845,599)

Cash flows from investing activities:
Proceeds from the sale of fixed assets	-	-	407,327
Proceeds from redemption of certificate of deposit	-	3,000	216,232
Purchase of certificate of deposit	-	-	(204,797)
Purchase of equipment	(1,418)	(5,419)	(1,186,111)
Net cash used in investing activities	(1,418)	(2,419)	(767,349)

Cash flows from financing activities:
Payments on long-term debt	(5,090)	(4,630)	(510,036)
Cash paid on deferred financing costs	(15,500)		(15,500)
Principal activity on capital lease obligation	-	-	(39,298)
Principal activity on convertible promissory notes	450,000	-	163,773
Proceeds from the issuance of common stock, net of expenses	732,043	1,687,884	15,097,802
Proceeds from the sale of convertible promissory notes	-	-	5,772,371
Proceeds from long-term debt	-	-	198,925
Net cash provided by financing activities	1,161,453	1,683,254	20,668,037

Increase (decrease) in cash and cash equivalents	(62,627)	(38,153)	55,089
Cash and cash equivalents, beginning of period	117,716	155,869	-
Cash and cash equivalents, end of period	$55,089	$117,716	$55,089

Income tax paid	$-	$-	$-
Interest paid during the period	$17,595	$5,234	$209,518
Original issue discounts	$47,500	$-	$-
Exercise of common stock purchase warrants	$61	$206	$61
Settlement of accounts payable through issuance of common stock	$20,000	$-	$20,000
Shares issued for deferred financing cost	$30,163	$-	$30,163

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

These consolidated financial statements include the results of operations and cash flows of Liberty Star Uranium & Metals Corp. and its wholly owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available, or may not be available on reasonable terms.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition, February 5, 2004 and August 31, 2007, respectively. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents
We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2014 and 2013, we had cash in bank deposit accounts that exceeded federally insured limits of $0 and $0, respectively.

Mineral claim costs
We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Long-lived Assets
Property and equipment is stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of a long-lived asset group to be held and used in operations is measured by a comparison of the carrying amount to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If such asset group is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset group exceeds its fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal.

Convertible promissory notes
We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Common stock purchase warrants
We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to estimate fair value.

Environmental expenditures
Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the accounting standards codification section 410-30. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures as of January 31, 2014 and 2013.

Fair Value of Financial Assets and Liabilities
The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income taxes
Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2009.

Net loss per share
Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At January 31, 2014 and 2013, potentially dilutive instruments were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Statement Presentation
Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Recently issued accounting standards
There are no recent pronouncements that are expected to have a material impact on our financial position and results of operations.

NOTE 3 – Going concern

The Company is in the exploration stage, has incurred losses from operations, requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4– Mineral claims

At January 31, 2014 we held a 100% interest in 376 standard Federal lode mining claims on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

At January 31, 2014 we held a 100% interest in 99 standard Federal lode mining claims located in the Tombstone region of Arizona. 33 Federal lode mining claims are owned by JABA US Inc, an Arizona Corporation in which two of our directors are owners and 66 Federal lode mining claims belong to Liberty Star Uranium & Metals Corp. At January 31, 2014 we held Arizona State Land Department Mineral Exploration Permits covering 4,126.9 acres in the Tombstone region of Arizona.

At January 31, 2014 we held an option to explore 26 standard Federal Lode mining claims located in the East Silver Bell region of northwest Tucson, Arizona. The mineral claims are owned by JABA US Inc., an Arizona Corporation in which two of our directors are owners.

At January 31, 2014 we held a 100% interest in 54 Alaska State mining claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”). The transaction for 199 claims transferred to Northern Dynasty in conjunction with our loan settlement agreement has now closed, and is no longer pending.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties.

All of the Company’s claims for mineral properties are in good standing as of January 31, 2014.

NOTE 5 – Property and equipment

The balances of our major classes of depreciable assets and useful lives are:

	January 31, 2014	January 31, 2013
Geology Equipment (3 to 7 years)	$260,521	$260,521
Vehicles and transportation equipment (5 years)	50,180	50,180
Office furniture and equipment (3 to 7 years)	75,404	73,985
	386,105	384,686
Less: accumulated depreciation and amortization	(336,313)	(303,486)
	$49,792	$81,200

Depreciation expense was $32,827 and $41,610 for the years ended January 31, 2014 and January 31, 2013, respectively.

NOTE 6 – Long-term debt

Note payable to Ford Credit payable in monthly installments of $544 including interest at a fixed rate of 9.49% through maturity in February 2016. Principal balance at January 31, 2014 and 2013 is $12,304 and $17,394, respectively. Carrying amount of a vehicle that serves as collateral is $14,410 and $21,928 at January 31, 2014 and 2013, respectively.

The following is a summary of the principal maturities of long-term debt during the next five years:

Minimum future debt payments

For the twelve months ending January 31,:
2014	$5,594
2015	6,149
2016	561
2017	-
2018 and thereafter	-
$12,304
Less: current maturities	5,594
$6,710

NOTE 7 – Convertible promissory notes

We issued convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012 the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty. Principal balance of the Convertible Notes at January 31, 2014 and 2013 was $3,730,174. Accrued interest on the Convertible Notes at January 31, 2014 and 2013 was $1,465,059 and $972,617, respectively.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. As of January 31, 2014, no such notice by Northern Dynasty has been received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $972,617 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, since a third party filed liens against the claims before the transfer could be completed, we have not recorded the settlement transaction as of January 31, 2014, pending resolution of the lien claims. In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the claims release by MBGS, LLC, in May 2014 the company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights.

In August, 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. As of January 31, 2014 we did not repay any portion of the note before 90 days from the effective date, and since the 180 days hadn’t lapsed since the initial payment occurred, the note wasn’t convertible by the holder. As of April 21, 2014, $186,480 had been converted into shares of our Common stock pursuant to the conversion terms of the agreement.

On November 18, 2013, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000, discounted at issuance to the face value of $225,000. The Note is payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day following the closing date, convert the principal amount or any portion of such principal amount of the Note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. As of January 31, 2014, we have not made any repayments on this convertible note and the note has not been converted.

NOTE 8 – Common stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. These units were issued in lieu of cash payments and in satisfaction of claims for services provided. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The fair value of the shares and warrants issued were $91,140 and $84,156, respectively.

In August and September 2012, we sold 6,156,153 units, at prices ranging from $0.027 to $0.031 per unit, to investors for gross proceeds of $180,000. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.038 to $0.044 until August 29, 2015. In May and July 2012, we sold 4,859,073 units, at prices ranging from $0.027 to $0.033 per unit, to investors for gross proceeds of $150,004. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.027 to $0.047 until July 23, 2015. In May and July 2012, investors exercised 19,861,870 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 18,033,814 shares of common stock and cancelled 1,828,056 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933. The remaining 855,314 common stock purchase warrants from May 2007 expired on May 11, 2012 without exercise.

In March 2012, we sold 2,000,000 units at a price of $0.02844 per unit to one investor for gross proceeds of $56,880. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03982 until March 14, 2015. In March 2012, one investor exercised 84,615 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 21,757 shares of common stock and cancelled 62,858 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. In February 2012, we sold 2,209,596 units at a price of $0.03168 per unit to one investor for gross proceeds of $70,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04435 until February 23, 2015. In February 2012 we sold 2,000,715 units at a price of $0.02799 per unit to one investor for gross proceeds of $56,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03919 until February 3, 2015. In February 2012 one investor exercised 2,646,199 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 146,199 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

On January 19, 2012, we entered into a financing agreement with Fairhills Capital Offshore Ltd., whereby Fairhills Capital will provide for a non-brokered financing arrangement of up to $10,000,000. The financing allows but does not require us to issue and sell up to the number of shares of common stock having an aggregate purchase price of $10,000,000 to Fairhills Capital. Subject to the terms and conditions of the financing agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to Fairhills Capital which states the dollar amount which we intend to sell to Fairhills Capital on a certain date. The amount that we shall be entitled to sell to Fairhills Capital shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date. Our common stock will be valued at a 27.5% discount from the weighted average trading price of our stock for the five (5) trading days before Fairhills Capital receives our notice of sale. The shares that we sell to Fairhills Capital must be registered stock, among other conditions of investment.

In connection with the Investment Agreement, we also entered into a registration rights agreement with Fairhills. Pursuant to this registration rights agreement, we registered with the Securities and Exchange Commission 185,000,000 shares of the common stock underlying the Investment Agreement.

On November 13, 2012, we filed a 424B prospectus with the Securities Exchange Commission, acknowledging the assignment of all the rights under our investment agreement with Fairhills Capital Offshore Ltd. (Fairhills) to Deer Valley Management, LLC (Deer Valley). The Investment Agreement and other associated agreements were assigned by Fairhills to Deer Valley on November 6, 2012, and Liberty Star consented to the assignment. Fairhills and Deer Valley share the same ownership and management and there has not been any substantial change to our arrangement under the Investment Agreement as a result of the Assignment.

In February, March and April, 2013, we issued 22,874,405 shares for gross proceeds of $200,000 related to the investment agreement with Deer Valley Management, LLC.

In February, 2013, we sold 3,448,276 units to one investor for gross proceeds of $40,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0162 until February 7, 2016.

In February, 2013, we issued 1,526,718 units to one vendor in exchange for the settlement of accounts payable of $20,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0183 until February 15, 2016. The fair value of the warrants issue was $22,141.

In April, 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 2,500,000 shares of common stock and cancelled 533,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In May, June and July, 2013, we issued 31,270,958 shares for gross proceeds of $255,000 related to the investment agreement with Deer Valley Management, LLC. As of July 31, 2013, we had not yet received payment for one transaction valued at $25,000. As of October 31, 2013, we received the final payment for this transaction, plus $5,000 from Deer Valley Management, LLC for the inconvenience of paying late. In August 2013, we decided to terminate the investment agreement with Deer Valley Management, LLC due to their violation of the payment terms pursuant to the investment agreement. As of the time of the termination of the investment agreement, we had issued a total of 113,815,732 and had received gross proceeds of $1,635,000. No further shares issuances to Deer Valley Management, LLC are expected to occur.

In May, June and July, 2013, we sold 18,001,184 units to six investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In June, 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 3,587,165 shares of common stock and cancelled 678,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In August and September, 2013, we issued 2,934,763 shares to two individuals in exchange for services valued at $61,938. Additionally, warrants with a fair value of $7,682 were also issued to one of these individuals. The warrant were to purchase 423,135 shares of the Company’s common stock and have an exercise prices of $0.0263. The warrants have a term of three years and expire August 2, 2016.

In September, 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

On October 30, 2013, the Company entered into an investment agreement with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the agreement, KVM has agreed to purchase up to $8,000,000 of our common stock over a period of up to thirty-six (36) months. The purchase price per share to be paid by KVM shall be calculated at a twenty percent (20%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five (5) consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement. In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we are obligated to file a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the KVM Investment Agreement. On November 6, 2013, we filed form S-1 related to the KVM investment agreement. As of January 31, 2014, no shares were purchased by the investor.

In January, 2014, we issued 1,225,000 shares to an individual in exchange for services valued at $30,163. The company recorded the value as deferred financing cost.

NOTE 9 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 95,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 2,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 962,500 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010 Stock Option Plan at January 31, 2014 and 2013 are 12,500,000 and 4,625,000. Options remaining available for grant under the 2007 Stock Option Plan at January 31, 2014 and 2013 are 50,000 and 2,287,500, respectively. Options remaining available for grant under the 2004 Stock Option Plan at January 31, 2014 and 2013 are 32,876 and 511,125, respectively.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The fair value of the warrants issued was $84,156 and was expensed immediately.

In September 2013, there were 7,423,624 stock options granted at an exercise price of $0.0257 per share, exercisable until September 5, 2023 with a fair value net of forfeitures, at grant date of $210,300. The options granted were 100% vested for directors and shall vest in 25% immediately and 25% over four years increments on a yearly basis over the next four years for employees. In order to calculate the fair value of stock options at the date of grant, we use the Black-Scholes option pricing model. The volatility used was based on our historical volatility. The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Remaining stock option expense to be recognized in future periods related to the award is $40,688.

The following tables summarize the Company’s stock option activity during the years ended January 31, 2014 and 2013.

Incentive stock options to employees outstanding at January 31, 2014 are as follows:

			Weighted
			average
		Weighted average	remaining life	Aggregate
	Number of options	exercise price	(years)	intrinsic value
Outstanding, January 31, 2012	93,260,375	$0.047		$-
Granted	-	-
Cancelled	(2,625,000)	0.037

Outstanding, January 31, 2013	90,635,375	$0.047		$-
Granted	7,423,624	0.026
Cancelled	(12,582,875)	0.041

Outstanding, January 31, 2014	85,476,124	$0.047	2.26	$-
Exercisable, January 31, 2014	83,595,473	$0.047	2.69	$-

The aggregate intrinsic value is calculated based on the January 31, 2014 stock price of $0.0195 per share.

We estimate the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility, disregarding identifiable periods of time in which share price was extraordinarily volatile due to certain events that are not expected to recur during the expected term, as its method to estimate expected volatility. The Company used the following assumptions to estimate the fair value of stock option grants to employees and non-employees:

		Expected
	Expected	dividend		Risk-free interest
Grant date	volatility	yield	Expected term	rate	Forfeiture rate
January 10, 2012	128%	0%	10 years	2%	10%
December 13, 2012	174%	0%	3 years	0.34%	0%
January 1, 2013	173%	0%	3 years	0.36%	0%
January 1, 2013	171%	0%	3 years	0.41%	0%
September 5, 2013	221%	0%	6.25 years	2.15%	20%

Share-based compensation expense is reported in our statement of operations as follows:

	January 31, 2014	January 31, 2013
Geological and geophysical costs	$2,610	$624
Salaries and benefits	236,509	50,592
Investor relations	1,503	624
General and administrative	-	84,156
	$240,622	$135,996

At January 31, 2014 there is $40,688 unrecognized share-based compensation for all share-based awards outstanding with a weighted average remaining period for amortization of 3.6 years.

			Weighted
			average
		Weighted average	remaining life	Aggregate
	Number of options	exercise price	(years)	intrinsic value
Outstanding, January 31, 2012	903,500	$0.376		$-
Granted	7,359,399	0.017

Outstanding, January 31, 2013	8,262,899	$0.057		$-
Granted	-	-

Outstanding, January 31, 2014	8,262,899	$0.057	1.99	$-
Exercisable, January 31, 2014	8,262,899	$0.057	1.99	$19,413

The aggregate instrinsic value is calculated based on the January 31, 2014 stock price of $.0195 per share.

NOTE 10 – Warrants

As of January 31, 2014, there were 51,082,330 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 1.8 years and a weighted average exercise price of $0.027 per whole warrant for one common share. Whole share purchase warrants outstanding at January 31, 2014 and 2013 are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share
Outstanding, January 31, 2012	92,922,691	$0.053
Issued	17,225,537	0.041
Expired	(855,314)	0.020
Exercised	(22,592,684)	0.026

Outstanding, January 31, 2013	86,700,230	$0.058
Issued	25,556,792	0.016
Expired	(46,579,478)	0.071
Exercised	(14,595,214)	0.051
Outstanding, January 31, 2014	51,082,330	$0.027
Exercisable, January 31, 2014	51,082,330	$0.027

The weighted average intrinsic value for warrants outstanding was $109,275 as of January 31, 2014.

NOTE 11 – Income taxes

As of January 31 our deferred tax asset is as follows:

	January 31, 2014	January 31, 2013
Deferred Tax Assets	$10,243,000	$9,513,000
Less Valuation Allowance	(10,243,000)	(9,513,000)
	$-	$-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate taxable income, management will re-evaluate the allowance. The change in the valuation allowance of $730,000 and $832,000 in the years ended January 31, 2014 and 2013, respectively, primarily represents the benefit of the change in net operating loss carry-forwards during the period. As of January 31, 2014, our estimated net operating loss carry-forward is approximately $30,127,508 and will expire beginning in 2025 through 2034.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

NOTE 12 – Related party transactions

We entered into the following transactions with related parties during the year ended January 31, 2014:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2014 we had a balance of accrued unpaid wages of $325,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2014, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

We recognized compensation expense of $67,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2014 we paid $8,260 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013 and now to June 1, 2015. This may additionally be extended in five year periods or increments in the future by any JABA director.

We entered into the following transactions with related parties during the year ended January 31, 2013:

Paid or accrued $6,785 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2013 we had a balance of accrued unpaid wages of $261,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

At January 31, 2013, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our President.

We recognized compensation expense of $49,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2013 we paid $8,254 in rental fees to maintain the mineral claims in good standing.

NOTE 13 – Commitments and Contingencies

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed the Company must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a one-year period from the staking of claims. Assessment work performed in excess of the required amount may be carried forward for up to four years to satisfy future obligations. The Company estimates that the required annual assessments per year to maintain the claims from 2013 forward will be approximately $19,200. Sufficient assessment work has been performed for Big Chunk to maintain the claims beyond the next labor year.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. The rentals of $30,640.00, to extend the Big Chunk claims through September 1, 2014 were paid in November 2013. The estimated state rentals due by November 30, 2014 for the period from September 1, 2014 through September 1, 2015 are $30,640.00. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

We are required to pay annual rentals for our Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals of $60,340 for the period from September 1, 2013 to September 1, 2014 have been paid. The rentals due by September 1, 2014 for the period from September 1, 2014 through September 1, 2015 of $52,640 have not been paid.

We are required to pay annual rentals for our Federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $140 per claim. The rentals of $3,640 for the period from September 1, 2013 to September 1, 2014 have been paid. The annual rentals due by September 1, 2014 of $3,640 are required to maintain the East Silver Bell claims are for the period from September 1, 2014 through September 1, 2015 have not been paid. There is no requirement for annual assessment or exploration work on the Federal lode mining claims. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals and initial filing fees of $13,860 for the period from September 1, 2013 to September 1, 2014 have been paid. The rentals due by September 1, 2014 for the period from September 1, 2014 through September 1, 2015 of $13,860 have not been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on September 30th through the following September 29th for our Phase 1 permits, and September 14th through September 13th for our Phase 2 permits. On February 7, 2014 we added a new AZ MEP with 480 acres and an initial rental payment of $960.00 with estimated work expenditures of $4,800 due by February 6, 2015 Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 7,995 acres at our Tombstone project. We will need to pay rental fees for our Phase 1 AZ MEP’s before September 29, 2014 in the amount of $8,254. Required minimum work expenditures for the period ended September 29, 2014 is $82,538. The annual rental due by September 30, 2014 to maintain the Phase 2 AZ MEP permits is $7,627. We will need $75,040 to cover minimum work expenditure requirements before September 30, 2014 to maintain our Phase 2 AZ MEP permits.

A civil action was pending in the Alaska Superior Court in Anchorage, Alaska, that concerned title to some Alaska state mining claims owned by Big Chunk Corp., a subsidiary of Liberty Star. In that action Big Chunk and Liberty Star requested a judicial determination that certain lien claim notices recorded by a party named MBGS, LLC, against the mining claims were void; and MBGS sought an order enforcing the lien claims. Liberty Star and Big Chunk filed a motion for summary judgment to invalidate the lien claims. As was anticipated, MBGS opposed this motion. The lien claims were based on a debt alleged by MBGS to be due from Liberty Star. The existence of this alleged debt was disputed.

In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all lien claims for the Northern Dynasty transfer were released. As a result of those claims released by MBGS, LLC, in May 2014 the company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note which also terminated Northern Dynasty’s earn-in-rights.

On June 1, 2011 we rented a warehouse located at Building No. 1, 7900 South Kolb Road, Tucson, Arizona 85706. We rent this warehouse space for $3,645 per month. The lease is in effect until May 31, 2014 with an option to extend for two additional years. In addition to using the warehouse for standard purposes, such as storage of our exploration equipment, supplies and samples, the warehouse space also includes office facilities for the use of field geologists and geotechs.

NOTE 14 – Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the warrant liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

We estimate the fair value of the warrant liability using level 3 inputs and the Black-Scholes valuation model. We use historical volatility as a method to estimate expected volatility. At January 31, 2014 and 2013 we had 2,500,000 whole share purchase warrants outstanding that contain a full ratchet down anti-dilution provision which is triggered if we enter into any lower priced issuance than $0.0264 per common share. As a result of these provisions, these warrants are not considered indexed to our common stock and are classified as liabilities under ASC 815. We used the following assumptions to estimate the fair value of the warranty liability at January 31, 2014 and 2013:

	Expected	Expected dividend	Expected	Risk-free interest
Description	volatility	yield	term	rate
Warrant liability at January 31, 2014	209.37%	0%	2.5	0.69%
Warrant liability at January 31, 2013	99.80%	0%	3.59 years	0.65%

		Fair value measurements at reporting date using:
		Quoted prices in		Significant
		active markets for	Significant other	unobservable
		identical liabilities	observable inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Warrant liability at January 31, 2014	$46,985	-	-	$46,985
Warrant liability at January 31, 2013	$15,112	-	-	$15,112

Fair value measurements using
unobservable inputs (Level 3):
Description	Warrant liability
Balance, January 31, 2012	$53,948
Total (gains) or losses	(38,836)
Purchases, issuances and settlements	-
Transfers in or out of Level 3	-
Balance, January 31, 2013	$15,112
Total (gains) or losses	31,873
Purchases, issuances and settlements	-
Transfers in or out of Level 3	-
Balance, January 31, 2014	$46,985

NOTE 15 – Changes in officers and directors

On August 28, 2013, Larry Liang, resigned as the president and a director of our company. On the same date, we appointed James Briscoe as president of our company until are placement is named.

NOTE 16 – Subsequent events

In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all claims recorded by MBGS, LLC will be released. As a result of the claims release by MBGS, LLC, in May 2014 the company completed its loan settlement agreement with Northern Dynasty (See Note 8) and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights.

In May 2014, we sold 1,203,704 shares to one investor for gross proceeds of $13,000.

Between February 2014 and May 2014, $186,480 of the August 2013 Note were converted into 17,937,915 shares of the Company’s common stock.

Between February 2014 and April 2014, pursuant to the investment agreement with KVM, KVM purchased 15,593,934 shares for proceeds of $220,250.

In March 2014, the company issued 1,000,000 units of common stock to a designee of MBGS, LLC, pursuant to the settlement agreement. Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The value of the shares issued is $20,000. The 500,000 warrants have an exercise price of $0.028 and have a two year term.

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 31,	January 31,
	2014	2014

Assets

Current:
Cash and cash equivalents	$145,458	$55,089
Advances	1,052	1,000
Deferred financing costs, net	3,805	38,052
Prepaid expenses and supplies	83,062	9,109
Total current assets	233,377	103,250

Property and equipment, net	38,684	49,792
Total assets	$272,061	$153,042

Liabilities and Stockholders' Deficit

Current:
Current portion of long-term debt	$6,005	$5,594
Convertible promissory note, net of debt discount of $40,479 and $34,584	644,755	4,193,090
Accounts payable and accrued liabilities	257,617	254,261
Accrued wages to related parties	388,992	340,992
Accrued interest	-	1,465,059
Derivative liability	332,847	46,985
Total current liabilities	1,630,216	6,305,981

Long-term debt, net of current portion	2,153	6,710

Total liabilities	1,632,369	6,312,691

Stockholders' deficit
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 902,308,486 and 830,236,231 shares issued and outstanding	9,023	8,302
Stock subscription receivable	(55,673)	-
Additional paid-in capital	49,563,912	49,026,144
Accumulated deficit	(50,877,570)	(55,194,095)
Total stockholders' deficit	(1,360,308)	(6,159,649)

Total liabilities and shareholders' deficit	$272,061	$153,042

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
Revenues	$-	$-	$-	$-
Expenses:
Geological and geophysical costs	57,951	214,667	152,577	399,203
Salaries and benefits	74,480	236,356	216,697	397,487
Public relations	74,684	80,488	130,287	193,141
Depreciation	6,489	8,260	20,978	24,714
Legal	6,218	43,143	55,155	131,248
Professional services	18,498	(2,910)	74,143	37,143
General and administrative	62,809	47,590	173,921	194,158
Travel	2,842	4,942	20,039	22,646
Net operating expenses	303,971	632,536	843,797	1,399,740
Loss from operations	(303,971)	(632,536)	(843,797)	(1,399,740)

Other income (expense):
Interest income	2	4	5	12
Gain (Loss) on settlement of debt	-	-	5,322,943	-
Interest expense	(144,622)	(126,388)	(559,312)	(367,686)
Gain (loss) on change in fair value of derivative liability	133,774	(11,506)	396,686	(30,728)
Total other income (expense)	(10,846)	(137,890)	5,160,322	(398,402)
Net income (loss)	$(314,817)	$(770,426)	$4,316,525	$(1,798,142)

Basic net income (loss) per share of common stock	$(0.00)	$(0.00)	$0.00	$(0.00)

Diluted net income (loss) per share of common stock	$(0.00)	$(0.00)	$0.00	$(0.00)

Basic weighted average number of shares of common stock outstanding	901,574,375	828,103,194	876,232,276	794,214,628

Diluted weighted average number of shares of common stock outstanding	990,020,453	828,103,194	964,678,354	794,214,628

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended October 31,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$4,316,525	$(1,798,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,978	24,714
Amortization of deferred financing costs	34,247	-
Amortization of debt discount	342,885	-
(Gain) loss on settlement of debt	(5,322,943)	-
(Gain) loss on change in fair value of derivative	(396,686)	30,728
Share based compensation	8,424	281,868
Common shares issued for third party services	71,500	-
Warrants issued for third party services	6,440	-
Changes in assets and liabilities:
Prepaid expenses and supplies	(74,005)	(3,466)
Accounts payable and accrued expenses	3,355	122,061
Accrued wages related parties	48,000	55,000
Accrued interest	171,415	363,664
Cash flows used in operating activities:	(769,865)	(923,573)

Cash flows from investing activities:
Purchase of equipment	(9,870)	(1,418)
Net cash used in investing activities	(9,870)	(1,418)

Cash flows from financing activities:
Payments on long-term debt	(4,146)	(3,772)
Borrowings on convertible promissory notes	400,000	-
Proceeds from the issuance of common stock, net of expenses	474,250	752,043
Proceeds from long-term debt	-	150,000
Net cash provided by financing activities	870,104	898,271

Increase (decrease) in cash and cash equivalents	90,369	(26,720)
Cash and cash equivalents, beginning of period	55,089	117,716
Cash and cash equivalents, end of period	$145,458	$90,996

Income tax paid	$-	$-
Interest paid	$7,970	$1,120

Non-cash financing activities:
Exercise of common stock purchase warrants	$-	$25
Stock subscription receivable	$55,673	$-
Resolutions of derivative liabilities due to debt conversions	$169,474	$-
Warrants reclassed to derivative liabilities	$520,552	$-
Debt discounts due to derivative liabilities	$325,030	$-
Derivative liability for newly granted warrants	$6,440	-
Common stock issued for conversion of debt and interest	$279,720	$-
Original issue discount	$23,750	$-

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Interim financial statement disclosure

The condensed consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2014 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at October 31, 2014 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three and nine months ended October 31, 2014 are not necessarily indicative of the results to be expected for the full year.

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements In the quarter ended April 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to exploration stage.

NOTE 2– Going concern

The Company has incurred losses from operations, and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Summary of Significant Accounting Policies

Fair Value

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

As of October 31, 2014 the significant inputs to the Company’s derivative liability calculation were Level 3 inputs.

The following schedule summarizes the valuation of financial instruments at fair value in the balance sheets as of October 31, 2014 and January 31, 2014:

		Fair value measurements at reporting date using:
		Quoted prices in		Significant
		active markets for	Significant other	unobservable
		identical
		liabilities	observable inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)

Warrant and convertible note derivative liability at October 31, 2014	$332,847	-	-	$332,847

Warrant and convertible note derivative liability at January 31, 2014	$46,985	-	-	$46,985

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the warrant liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the derivative liability are reported in other income (expense) as gain (loss) on change in fair value.

NOTE 4 – Related party transactions

We entered into the following transactions with related parties during the nine months ended October 31, 2014:

We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month. The total rent payments were $4,698 for the nine months ended October 31, 2014. No amount was due as of October 31, 2014.

At October 31, 2014 we had a balance of accrued unpaid wages of $373,367 to Jim Briscoe, our Chairman of the Board, CEO, CFO and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President.

NOTE 5 – Warrants

As of October 31, 2014, there were 65,366,708 whole share purchase warrants outstanding and 65,366,708 exercisable. The warrants have a weighted average remaining life of 1.26 years and a weighted average exercise price of $0.025 per whole warrant for one common share. The warrants had an aggregate intrinsic value of $7,251 as of October 31, 2014.

Warrants issued in private placement outstanding at October 31, 2014 is as follows:

		Weighted
	Number of whole share	average exercise
	purchase warrants	price per share
Outstanding, January 31, 2014	58,441,729	$0.026
Issued	6,924,979	0.017
Expired	-	-
Exercised	-	-
Outstanding, October 31, 2014	65,366,708	$0.025
Exercisable, October 31, 2014	65,366,708	$0.025

In March 2014, the Company issued 500,000 warrants to a designee of MBGS, LLC, pursuant to a settlement agreement with Northern Dynasty which discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note (See Note 7). The warrants were fully vested upon issuance, have an exercise price of $0.028 and have a three year term. The company expensed $6,440, the fair value of the warrant issued upon issuance.

During the nine months ended October 31, 2014, the Company also issued 6,424,979 warrants to three investors at exercise prices ranging from $0.015 to $0.028 with a three year term.

NOTE 6 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued in August 2013 and November 2013 (See Note 7), that became convertible during the nine months ending October 31, 2014, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible notes and warrants upon issuance or tainting and also as of October 31, 2014:

•

The stock projections are based on the historical volatilities for each date. These ranged in the 124-139% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

•	An event of default would not occur during the remaining term of the note;
•

Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 25% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month. The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

•	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;
•	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.
•	The holder would exercise the warrant at maturity if the stock price was above the exercise price;
•

The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 25% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

•	For the warrants with reset features, the Company assumed it would issue equity linked instruments in the quarters ended 10/31/14 through 10/31/15 at 70% of market.

Using the results from the model, the Company recorded a derivative liability of $483,781 for the fair value of the tainted warrants previously classified in equity, a derivative liability of $6,440 for newly granted warrants (see note 5) and a derivative liability of $325,030 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a debt discount of $325,030, which is being amortized over the remaining term of the note using the effective interest rate method, and is classified as convertible debt on the balance sheet. Interest expense related to the amortization of this debt discount for the nine months ended October 31, 2014, was $148,148. Additionally, $154,788 of debt discount was reclassified to interest expense as a result of the conversion of a portion of the underlying debt instrument (See Note 7). The remaining unamortized debt discount related to the derivative liability was $20,095 as of October 31, 2014. The Company recorded the change in the fair value of the derivative liability as a gain of $396,686 to reflect the value of the derivative liability for warrants and convertible notes as $332,847 as of October 31, 2014. The Company also recorded a reclassification from derivative liability to equity of $169,474 for the conversions of a portion of the Company’s convertible notes (See Note 8).

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Nine months Ended October 31,
	2014	2013
Beginning balance	$46,985	$15,112
Total (gains) losses	(396,686)	30,728
Settlements	(169,474)	-
Additions	852,022	-
Ending balance	$332,847	$45,840

Change in unrealized gains (losses) included in earnings relating to derivatives still held as of October 31, 2014 and 2013	$(262,912)	$30,728

NOTE 7 – Convertible promissory notes

Following is a summary of convertible promissory notes:

	October 31,	January 31,
	2014	2014
10% convertible note payable with Northern Dynasty Minerals Ltd (“Northern Dynasty”) issued July 15, 2010	$-	$3,730,174

12% convertible note payable issued August 2013	176,490	247,500

Convertible note payable issued November 2013	250,000	250,000

12% convertible note payable issued August 2014	153,255	-

10% convertible note payable issued October 2014	105,489	-
	685,234	4,227,674

Less debt discount	(40,479)	(34,584)
Less current portion of convertible notes	(644,755)	(4,193,090)
Long-term convertible notes payable	$-	$-

We issued convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012 the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the nine months ended October 31, 2014. As of October 31, 2014, we had no principal or interest outstanding for the 2010 Convertible Note.

In August 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. Additionally, after the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert $153,082 of principal and interest into 13,900,000 shares of the company’s common stock during the nine months ended October 31, 2014. During May 2014 the note holder converted the remaining principal and interest of $33,397 portion of the $150,000 portion of the August 2013 Note into 4,037,915 shares of the Company’s common stock. On December 9, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. During May, June, and July of 2014 the note holder converted $56,438 of principal and interest into 6,000,000 shares of the Company’s common stock. During August of 2014 the note holder converted $36,762 of principal and interest into 3,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. As of October 31, 2014, we had $176,490 principal outstanding for the August 2013 Note.

On November 18, 2013, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The proceeds from the note was $225,000, which created an original issue discount of $25,000. The Note is payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183 rd day (after May 20, 2014) following the closing date, convert the principal amount or any portion of such principal amount of the Note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. As of October 31, 2014, we had $250,000 principal outstanding for the August 2013 Note. As of October 31, 2014, no repayments had been made on this convertible note and the note had not been converted. In November 2014, the lender sold this note to a third party, who agreed to extend the maturity date to November 18, 2015 under the terms of the assignment agreement dated November 18, 2014.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015 and bears interest at the rate of 10% per annum. There is a $5,000 original issuance discount on the Note. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion.

During the nine months ending October 31, 2014, the Company recorded debt discounts of $325,030 due to the derivative liabilities, and original issue debt discounts of $23,750 due to the convertible notes.

In November of 2013, the Company recorded $45,663 of deferred financing costs related to the November 18, 2013 convertible note. During the nine months ended October 31, 2014, the Company recorded amortization of these deferred financing costs of $34,247.

NOTE 8 – Stockholders’ deficit

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

In August 2013, the company entered into an agreement with an investor relations firm to issue 5,023,256 common shares in exchange for investor relations services, with 50% (2,511,628) of the shares to be held by the Company until the Company chose to continue with additional services. These additional services were accepted by the Company during the nine months ended October 31, 2014, and the 2,511,628 common shares held by the Company were released and classified as issued and outstanding effective July 31, 2014, with an expense of $54,000 recorded for their fair value.

In March 2014, the Company issued 1,000,000 units of common stock to a designee of MBGS, LLC, pursuant to a settlement agreement with Northern Dynasty which discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note (See Note 7). Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The fair value of the common stock issued was $17,500, which was recorded as an expense upon issuance of the units. The 500,000 warrants, which have an exercise price of $0.028 and have a three year term (See Note 5), had a fair value of $6,440. The fair value was expensed and a derivative liability was recorded for the fair value of the warrant on the date of issuance of the units. The change in the fair value of the derivative liability between the date of issuance and the balance sheet date of October 31, 2014 was recorded in other income and expense.

Between February 2014 and July 2014, pursuant to the investment agreement with KVM, KVM purchased 34,214,226 shares for $456,923, of which $55,673 is still owed to the Company and is reflected as a stock subscription receivable as of October 31, 2014.

During the nine months ending October 31, 2014, $279,720 of the August 2013 Note were converted into 27,921,422 shares of the Company’s common stock. The conversions occurred on multiple dates with conversion prices ranging from $0.008 to $0.012.

During the nine months ended October 31, 2014, the Company issued 6,424,979 units to three investors for total proceeds of $73,000. Each unit consists of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants have exercise prices ranging from $0.015 to $0.021 and have a three year term.

At October 31, 2014 there were 903,500 non-qualified stock options outstanding with a weighted average exercise price of $0.376 per option; of those options 903,500 are exercisable. At October 31, 2014 there were 85,476,124 incentive stock options outstanding with a weighted average exercise price of $0.046 per option; of those options 83,595,473 are exercisable with a weighted average exercise price of $0.047.

During the nine months ended October 31, 2014 we recognized $8,424 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

NOTE 9 – Subsequent events

In November 2014, the holder of the $250,000 convertible note dated November 18, 2013 sold the note to a third party who agreed to extend the maturity date to November 18, 2015 under the terms of the assignment agreement dated November 13, 2014. On November 17, 2014, the new holder of this note elected to convert $25,000 of this note into 2,280,606 shares of the Company's common stock at a conversion price of $0.010962 per share. On December 3, 2014, the new noteholder elected to convert $25,000 of this note into 2,237,737 shares of the Company's common stock at a conversion price of $0.011172 per share.

On November 14, 2014, the Company filed a Post-Effective Amendment to the Registration Statement on Form S-1 No. 333-192141 (the "Registration Statement") and declared effective by the Securities and Exchange Commission on January 27, 2014, to deregister all its unsold securities thereunder. The Registration Statement filed with the Securities and Exchange Commission on January 21, 2014, registered the Registrant's sale of 244,500,000 shares of its common stock, par value $0.00001 per share, issuable pursuant to the KVM Investment Agreement. Of the 244,500,000 shares of common stock registered, 210,285,774 have not been sold. Accordingly, pursuant to this Post-Effective Amendment, these remaining shares were deregistered.

On December 4, 2014, the Company received proceeds of $100,000 related to a $210,000 convertible promissory note dated December 3, 2014. The loan amount of $105,000 includes $5,000 retained by the lender as original issue discount. The loan bears interest at 10% per annum and is due December 3, 2016. An additional $105,000 is available under the loan, of which $5,000 would be retained by the lender as original issue discount.

On December 15, 2014, the Company entered into an investment agreement (the “Agreement”) with Tangiers Investment Group, LLC (the “Investor”), whereby the Investor has agreed to invest up to $8,000,000 to purchase shares of our common stock. Subject to the terms and conditions of the Agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date. The amount that we shall be entitled to sell to Investor shall be equal to one hundred and fifty percent (150%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date so long as such amount does not exceed an accumulative amount per month of $100,000 unless a prior approval of the Investor is obtained by our company from the Investor. The minimum amount shall be equal to $5,000.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 4 above and “Forward-Looking Statements” beginning at page 9 above.

Overview

Business Development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp (“Liberty Star”) to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP LLC”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona.

Our Current Business

We are an exploration company and are engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Negotiations have been ongoing with Genesis Group International Inc. to option the North Pipes Super Project (uranium). Genesis has developed a unique, proprietary type of equipment and process to mining breccia pipe type vertical mineral ore bodies. This would involve an exchange of Liberty Star’s real property and intellectual property pertaining to the North Pipes / Arizona Strip properties. In exchange Liberty Star would receive a monthly payment toward retirement of its expenditures on the North Pipes Project. It would also receive a gross royalty on production that would result from all metal commodities coming from any mining of the pipes.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Tombstone Super Project (“Tombstone”) (formerly referred to as “Tombstone Porphyry Precious Metals Project”): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements, and are developing plans to finance the initial exploration drilling program. We have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of our knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage phase of operations have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We are in the exploration phase of operations and have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

To date, we have not generated any revenues as we are an exploration stage company in the exploration phase of operations. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Letter Agreement and Secured Convertible Notes with Northern Dynasty Minerals Ltd.

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014, Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the nine months ended October 31, 2014.

Results of Operations

Years Ended January 31, 2014 and 2013

We had a net loss of $2,318,047 for the twelve-month period ended January 31, 2014 compared to a net loss of $2,644,787 for the twelve-month period ended January 31, 2013. The two periods were comparable, and there were no significant changes in the level of expenditures by category.

Three and Nine Month Periods Ended October 31, 2014 and October 31, 2013

We had a net loss of $314,817 and net income of $4,316,525 for the three and nine months ended October 31, 2014, respectively, compared to a net loss of $770,426 and 1,798,142 for the three and nine months ended October 31, 2013, respectively. We incurred a one-time non-recurring gain of $5,322,943 during the nine months ended October 31, 2014 due to our settlement of the Northern Dynasty Note. Under the terms of the settlement agreement, signed in November, 2012, our Alaska incorporated subsidiary Big Chunk Corp. transferred to a subsidiary of Northern Dynasty a number of Alaska State mineral claims in exchange for the forgiveness of the $3,730,174 principal balance and $1,592,769 of accrued interest that our company owed Northern Dynasty under the 2010 Convertible Note. The settlement agreement also terminated other contractual rights of Northern Dynasty. The settlement agreement was considered completed by our company in 2012 but Northern Dynasty did not acknowledge its completion until March 2014. During the period of over one year that the dispute continued as to whether the settlement agreement had been completed, our company continued to accrue the principal and interest that was claimed by Northern Dynasty and reported that amount as a liability in our financial statements. The “gain” in the first quarter of fiscal 2015 of our company recognizes that the debt and interest under the 2010 Convertible Note are now settled and no longer claimed by Northern Dynasty.

During the three and nine months ended October 31, 2014 we had a decrease of approximately $156,716 and $246,626, respectively, in geological and geophysical costs compared to the three months and nine months ended October 31, 2013, due to a decrease in geochemical reports ordered by the Company. We had decrease in salaries and benefits expense of approximately $161,876 and $180,790 during the three and nine months ended October 31, 2014, respectively, as compared to the three and nine months ended October 31, 2013, due to a decrease in stock option expense related to options issued to employees and directors. We had decrease in public relations expenses of approximately $5,804 and $62,854 during the three and nine months ended October 31, 2014, respectively, as compared to the three and nine months ended October 31, 2013, due to decreased seminar and conference activity. We had a decrease in legal expenses of approximately $36,925 and $76,093 during the three and nine months ended October 31, 2014, respectively, as compared to the three and nine months ended October 31, 2013, due primarily to the costs associated with defending a lien claim by a former associate during the three and nine months ended October 31, 2013. We incurred a non-cash gain on the change in fair value of our derivative liabilities of $133,774 and $396,686 during the three and nine months ended October 31, 2014, respectively, as compared to a loss of $11,506 and $30,728 during the three and nine months ended October 31, 2013, respectively, due to the embedded conversion features in our debt instruments that require us to record our equity linked instruments including outstanding warrants and fixed rate convertible debt at fair value during the three and nine months ended October 31, 2014.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $55,089 as of January 31, 2014 and $145,458 as of October 31, 2014. We had negative working capital of $6,202,731 as of January 31, 2014 and $1,396,839 as of October 31, 2014. We had cash inflows from financing activities of $1,161,453 for the year ended January 31, 2014 and $870,104 for the nine month period ended October 31, 2014. We will need additional funds in order to proceed with our planned exploration program.

We had negative working capital of $1,396,839 as of October 31, 2014 compared to $6,202,731 as of January 31, 2014. We used $769,865 net cash in operating activities during the nine months ended October 31, 2014 which was utilized for working capital. We also utilized our cash funds to continue exploration activities at our Hay Mountain mineral lands by working on geochemical soil, rock chip and vegetation sampling. We purchased $9,870 in new equipment during the nine months ended October 31, 2014. We have been raising capital from selling equity by way of private placements. We intend to continue to raise capital from such sources. In addition to seeking sources of funding through the sale of equity, we may seek to enter into joint venture agreements, or other types of agreements with other companies to finance our projects for the long term. In addition, we may choose to sell a portion of our assets to finance our projects. Should our properties prove to be commercially viable, we may be in a position to seek debt financing to help build infrastructure, and eventually we may obtain revenues from commercial mining of our properties.

Convertible promissory notes

We have issued the following convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010, we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “2010 Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012, the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that were paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. No such notice by Northern Dynasty was received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,592,769 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, MBGS, LLC filed liens against the claims before the transfer could be completed. In March 2014 Liberty Star and Big Chunk entered into a settlement agreement with MBGS, LLC, following a resolution conference conducted in Anchorage, Alaska whereby all Northern Dynasty claims recorded by MBGS, LLC were released. As a result of the settlement agreement with MBGS, LLC, the Company completed its loan settlement agreement with Northern Dynasty and discharged the principal balance and accrued interest for the 2010 Convertible Note and terminated Northern Dynasty’s earn-in-rights. A gain of $5,322,943 for the settlement of the Northern Dynasty debt and accrued interest was recorded in other income during the nine months ended October 31, 2014.

In August, 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum. We elected not to pay the $150,000 portion of the August 2013 Note within 90 days from the effective date. Additionally, after the $150,000 portion of the August 2013 Note became convertible, the note holder elected to convert $153,082 of principal and interest into 13,900,000 shares of the company’s common stock during the nine months ended October 31, 2014. During May 2014 the note holder converted the remaining principal and interest of $33,398 portion of the $150,000 portion of the August 2013 Note into 4,037,195 shares of the Company’s common stock. On December 10, 2013, we received additional consideration of $75,000 pursuant to the terms of the August 2013 Note. We elected not to pay the $75,000 portion of the August 2013 Note within 90 days from the effective date. During May, June, and July of 2014 the note holder converted $56,438 of principal and interest into 6,000,000 shares of the Company’s common stock. During August of 2014 the note holder converted $36,762 of principal and interest into 3,983,507 shares of the Company’s common stock. On June 24, 2014 and September 3, 2014, we received additional consideration of $75,000 and $75,000, respectively pursuant to the terms of the August 2013 Note. As of October 31, 2014, we had $176,490 principal outstanding for the August 2013 Note.

On the date the August 2014 Note became convertible, the variable conversion feature of the note qualifies it as a derivative instrument since the number of shares issuable under the note is indeterminate.

On November 18, 2013, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $250,000. The note is payable in full on November 18, 2014 and bears no interest except in an event of default. The lender may, at its option, after the 183rd day following the closing date (after May 20, 2014), convert the principal amount or any portion of such principal amount of the note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (VWAP), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. As of October 31, 2014, we have not made any repayments on this convertible note and the note has not been converted. In November 2014, the lender sold this note to a third party, who agreed to extend the maturity date to November 18, 2015 under the terms of the assignment agreement dated November 18, 2014.

In August 2014, we received $150,000 pursuant to the terms of a convertible promissory note dated August 26, 2014. The Note bears interest at 12%, is due on August 26, 2015, and is convertible after 180 days at a 45% discount to the average of the daily VWAP prices for the previous 10 trading days before the date of conversion.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $105,000. The Note is payable in full on October 14, 2015 and bears interest at the rate of 10% per annum. There is a $5,000 original issuance discount on the Note. The Note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the Note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion.

On December 3, 2014, we entered into a note purchase agreement (the “Agreement”), whereby we agreed to issue a convertible note (the “Note”) to Tangiers Capital, LLC (the “Lender”) in the principal amount of $210,000 and to pay interest on the principal balance hereof (which principal balance shall be increased by the Lender’s payment of additional consideration as set forth in the Note and which increase shall also include the prorated amount of the original issue discount in connection with Lender’s payment of additional consideration) at the rate of 10%, all of which interest shall be deemed earned as of the date of each such payment of additional consideration by the Lender on December 3, 2016 (the “Maturity Date”), to the extent such principal amount and interest have been repaid or converted into our company’s common stock, in accordance with the terms of the Note. The Note is payable in full on the Maturity Date and bears interest at the rate of 10% per annum. There is a $10,000 original issuance discount on the Note. The initial purchase price will be $105,000 of consideration of which $100,000 will be remitted to our company and $5,000 shall be retained through the original issue discount. The Note may be prepaid according to the following schedule: between 1 and 90 days from the date of execution, the Note may be prepaid for 110% of face value plus accrued interest; between 91 and 180 days from the date of execution, the Note may be prepaid for 130% of face value plus accrued interest; after 180 days from the date of execution until the Maturity Date, the Note may not be prepaid without written consent from the Lender. The Note may be convertible into shares of common stock of our company at a price per share of 62.5% discount to the average of the daily volume weighted average price (“VWAP”) for the previous five trading days before the date of conversion.

On December 15, 2014, we entered into an investment agreement (the “Agreement”) with Tangiers Investment Group, LLC (the “Investor”), whereby the Investor has agreed to invest up to $8,000,000 to purchase shares of our common stock.

Subject to the terms and conditions of the Agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date. The amount that we shall be entitled to sell to Investor shall be equal to 150% of the average daily volume (U.S. market only) of the common stock for the ten trading days prior to the applicable notice date so long as such amount does not exceed an accumulative amount per month of $100,000 unless a prior approval of the Investor is obtained by our company from the Investor. The minimum amount shall be equal to $5,000.

In connection with the Agreement, we also entered into a registration rights agreement dated December 15, 2014, whereby we agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within thirty days of the date of the registration rights agreement and to have the Registration Statement declared effective by the Securities and Exchange Commission within ninety days after we have filed the Registration Statement.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Presentation of Financial Information

Our consolidated financial statements for the period ended January 31, 2014 reflect financial information for the twelve month period ending January 31, 2014, as well as from inception through January 31, 2014 and for the twelve-month period ended January 31, 2013.

Since we have not generated any revenue, we have included a reference to our ability to continue as a going concern in connection with our consolidated financial statements for the years ended January 31, 2014 and 2013. Our accumulated stockholders’ equity (deficit) at January 31, 2014 was $(6,159,649) and the net loss for the year ended January 31, 2014 was $2,318,047. All of our exploration costs are expensed as incurred.

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

Critical Accounting Policies

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations and negative working capital, we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our condensed consolidated financial statements as of October 31, 2014. Our total stockholders’ deficit at October 31, 2014 was $1,360,308.

These condensed consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these condensed consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as charged to expense in the period incurred until the time that a proven mineral resource is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the condensed consolidated financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We record conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note’s terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize a Monte Carlo options model in order to determine fair value.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
James Briscoe	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director	73	February 3, 2004
Gary Musil	Secretary and Director	64	October 23, 2003
John Guilbert	Director	83	February 5, 2004
Keith Brill	Director	36	December 23, 2009
Peter O’Heeron	Director	51	September 6, 2012
Brett Gross	Director	55	October 20, 2014

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

James Briscoe

Mr. Briscoe was appointed as our Chief Executive Officer, President, Chairman and a director on February 3, 2004. Mr. Briscoe became the interim Chief Financial Officer on July 31, 2008. Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California. From 1996 to April 2005, Mr. Briscoe was the Vice President of Exploration, and Chairman of the Board of JABA Exploration Inc., a TSX Venture Exchange Canadian public company. Mr. Briscoe was also the President, Chief Executive Officer and a Geologist of JABA (US) Inc. and President of Compania Minera JABA, S.A. de C.V. in Mexico. Compania Minera JABA, S.A. de C.V. is no longer active and is in the process of dissolution. During the periods of time indicated below, Mr. Briscoe served in the positions listed for the following two Canadian public companies:

Company	Title	From	To

1. Excellon	VP Exploration	April 1994	January 1996
2. JABA Inc.	CEO	January 1980	April 2005

We believe Mr. Briscoe is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Gary Musil

Mr. Gary Musil was appointed as one our directors on October 23, 2003 and is presently our corporate Secretary. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004. Mr. Musil has more than 30 years of management and financial consulting experience. Mr. Musil has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of four TSX Venture Exchange public companies in Canada. Mr. Musil has been the President, Chief Executive Officer, Chief Financial Officer and a director of International Montoro Resources Inc., a TSX Venture company and a reporting issuer in Canada, since February 1999. Mr. Musil has been the chief financial officer and secretary and a director of Belmont Resources Inc., a TSX Venture company and a reporting issuer in Canada, since August 1992. Mr. Musil has been the chief financial officer and a director of Megastar Development Corp, a TSX Venture company and a reporting issuer in Canada, since July 2006. Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

We believe Mr. Musil is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above.

John Guilbert

Dr. Guilbert was appointed as one of our directors on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world-renowned geologist and author of the book The Geology of Ore Deposits, a popular 900 page text used throughout the world and a co-developer of the Lowell-Guilbert porphyry copper model and recipient of two mining awards, the R.A.F. Penrose Medal and the D.C. Jackling Award. These gold medal awards, the most coveted in American Mining, were awarded back-to-back in successive years. Dr. Guilbert has served as a director of Excellon Inc. a Vancouver Stock Exchange listed company from 1992 – 1996. Dr. Guilbert has served as a Board Chairman and director for JABA Inc., an Alberta Stock Exchange (later CDNX then TSX) listed company from 1996 – 2002.

We believe Dr. Guilbert is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above.

Keith Brill

Mr. Brill was appointed as one of our directors on December 23, 2009. Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina in May 2005. He graduated from the South Carolina Honors College, University of South Carolina in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, minor in Spanish. Mr. Brill has been a management consultant with PA Consulting Group, Inc., a leading global consulting firm, since 2004. He has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

We believe Mr. Brill is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above.

Peter O’Heeron

Mr. O’Heeron joined the board in September, 2012. Mr. O’Heeron leads an operational investment group which identifies early stage opportunities in the medical field with strong intellectual property positions. Through his 20+ years of medical product development experience, Mr. O’Heeron brings together the resources from strategic disciplines necessary to commercialize unique technologies. Prior to founding Advanced Medical Technologies LLC, Mr. O’Heeron founded NeoSurg Technologies, Inc. to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in developing the T2000 Minimally Invasive Access System, the world leader in reposable surgical instrumentation. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical in 2005. Mr. O’Heeron graduated from Texas State University with a BS in Healthcare Administration and a minor in Business Administration. He received his Masters in Healthcare Administration from the University of Houston. Mr. O’Heeron currently holds 5 patents and has 4 patents pending.

We believe Mr. O’Heeron is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above. He also catalyzed a negotiation with Northern Dynasty which benefited the company by millions of dollars.

Brett Gross

Mr. Gross was appointed as one of our directors on October 20, 2014. Mr. Gross is a mining engineer (BS, Ohio State University, 1982; MS, Virginia Polytechnic Institute, 1988; PE, Colorado and Alabama) and attorney (JD, University of Denver, 2001) with over 30 years of experience, both domestic and international. His work experience includes surface and underground mining operations, engineering, and delivery of construction mega-projects across multiple industrial and commercial markets, and the practice of law related to each of these sectors. Mr. Gross brings a combination of professional skills that benefits every aspect of our business. Mr. Gross’ engineering career began at Virginia Tech, with research focused on rock mechanics and the stability of underground openings, particularly the phenomenon of “coal bumps” and “rock bursts,” and studying methods to monitor stress changes in the longwall barrier pillar during the onset of the active longwall face. The ensuing years of his career have been intimately involved with a broad spectrum of engineering, operations, management and project delivery. Since 2002, Mr. Gross has practiced law both in private practice and as in-house counsel, negotiating and closing complex deals with what today is among the largest and most successful engineering and construction firms in the United States.

We believe Mr Gross is qualified to serve on our board of directors because of his education and business experience as described above.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended January 31, 2014;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended January 31, 2014; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at January 31, 2014,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended January 31, 2014 and 2013 are set out in the following summary compensation table:

Summary Compensation Table –Years ended January 31, 2014 and 2013

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
James Briscoe, Principal Executive Officer, CEO, CFO, Chairman, President and Director	2014 2013	84,000 70,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	64,000(2) 78,000(2)	148,000 148,000
Larry Liang, President & Director	2014 2013	Nil 21,965	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil 15,625(3)	Nil 37,590

Notes

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)	Mr. Briscoe’s other compensation represents accrued and unpaid wages during the twelve months ended January 31, 2013 and 2014 of $78,000, and $64,000 respectively.

(3)	Mr. Liang’s other compensation represents accrued and unpaid wages during the twelve months ended January 31, 2013 of $15,625.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2014:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
James Briscoe	52,500,000	Nil	Nil	0.038	8/10/2015	Nil	Nil	Nil	Nil
James Briscoe	75,000	Nil	Nil	0.88	5/21/2018	Nil	Nil	Nil	Nil

Compensation Plans

As of January 31, 2014, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1 for 4 reverse stock split on September 1, 2009.

Plan category	Total number of securities authorized	Number of securities to be issued upon exercise of outstanding options as at January 31, 2014 (a)	Weighted-average exercise price of outstanding options as at January 31, 2014 (b)	Number of securities remaining available for further issuance as at January 31, 2014 (excluding securities reflected in column (a)) (c)
2004 Stock Option Plan	962,500	929,624	$1.07	32,876
2007 Stock Option Plan	2,500,000	2,450,000	$0.86	50,000
2010 Stock Option Plan	95,500,000	83,000,000	$0.036	12,500,000

On September 5, 2013, we granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 7,423,624 shares of our common stock at an exercise price of $0.03 per share, with a ten year term expiring on September 5, 2023. The options have various vesting terms.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers. We have entered into a verbal agreement with James Briscoe, CEO, CFO and Director for annual salary of $148,000.

On August 28, 2013, Larry Liang, resigned as the president and a director of our company. On the same date, we appointed James Briscoe as president of our company.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Incentive stock options were granted to directors during the fiscal year ended January 31, 2014. There was no compensation paid or accruing to any director, unless such director is also a named executive officer, during the fiscal year ended January 31, 2014.

Name	Year	Fees earned or paid in cash (US$)	Stock awards (US$)	Option awards (US$)	Non-equity incentive plan compensation (US$)	Nonqualified deferred compensation earnings (US$)	All other compensation (US$)(1)	Total (US$)
John Guilbert	2014	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Gary Musil	2014	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Keith Brill	2014	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Peter O’Heeron	2014	Nil		Nil	Nil	Nil	Nil	165,405

Notes

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 14, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
James Briscoe 5610 E Sutler Lane Tucson AZ 85712 USA	Common Stock	54,762,500 (3) (4)	5.69%
Gary Musil 3577 Marshall Street Vancouver BC V5N 4S2 Canada	Common Stock	7,547,000 (4)	0.82%
John Guilbert 961 E Linda Vista Blvd. Tucson AZ 85727 USA	Common Stock	15,052,500 (4)	1.63%
Keith Brill 250 Central Ave Apt B204 New York, NY 11559 USA	Common Stock	2,500,000 (4)	0.27%
Peter O’Heeron 17300 El Camino Real #110 Houston, TX 77058 USA	Common Stock	8,445,480 (4)	0.92%
Brett Gross 16290 E. Powers Place Centennial, CO 80015 USA	Common Stock	24,440,000 (5)	2.68%
All executive officers and directors as a group (6 persons)	Common Stock	112,747,480	12.01%

Notes

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 910,657,690 shares of our common stock issued and outstanding as of January 14, 2015.

(3)

There are 2,187,500 shares that are held by Alaska Star Minerals LLC. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC. There are 52,575,000 incentive stock options granted to James Briscoe under the 2004, 2007 and 2010 stock option plans that are exercisable at January 31, 2014.

(4)	Includes incentive stock options granted under the 2004, 2007 and 2010 stock option plans that are exercisable within 60 days of January 6, 2015.

(5)	Includes 6,040,000 shares issuable upon exercise of warrants held by Brett Gross.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since February 1, 2011, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $1,803.10, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	Any of our promoters and control persons; and

(d)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We entered into the following transactions with related parties during the nine months ended October 31, 2014:

We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month. The total rent payments were $4,698 for the nine months ended October 31, 2014. No amount was due as of October 31, 2014.

At October 31, 2014 we had a balance of accrued unpaid wages of $373,367 to Jim Briscoe, our Chairman of the Board, CEO, CFO and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President.

We entered into the following transactions with related parties during the year ended January 31, 2014:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, and President on a month-to-month basis for $522 per month.

At January 31, 2014 we had a balance of accrued unpaid wages of $325,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO and President.

At January 31, 2014, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our former President.

We recognized compensation expense of $67,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2014 we paid $8,260 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013 and now to June 1, 2015. This may additionally be extended in five year periods or increments in the future by any JABA director.

We entered into the following transactions with related parties during the year ended January 31, 2013:

Paid or accrued $6,785 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2013 we had a balance of accrued unpaid wages of $261,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

At January 31, 2013, we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our President.

We recognized compensation expense of $49,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2013 we paid $8,254 in rental fees to maintain the mineral claims in good standing.

We entered into the following transactions with related parties during the year ended January 31, 2012:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2012 we had a balance of accrued unpaid wages of $183,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

We recognized compensation expense of $99,000 for stock options granted to officers and board members.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2012 we paid $8,254 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2012.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We currently act with six directors consisting of James Briscoe, Gary Musil, John Guilbert, Keith Brill, Peter O’Heeron and Brett Gross. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have five independent directors consisting of Gary Musil, John Guilbert, Keith Brill, Peter O’Heeron and Brett Gross.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

100,000,000 Shares
Liberty Star Uranium & Metals Corp.
Common Stock
Prospectus
_____________, 2015

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$111.55

Accounting fees and expenses	$5,000

Legal fees and expenses	$25,000

Miscellaneous fees and expenses	$5,000

Total	$35, 111.55

Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, must be indemnified and held harmless to the fullest extent legally permissible under the corporate law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or acquire and they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our bylaws.

Our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

Recent Sales of Unregistered Securities

In February 2012 one investor exercised 2,646,199 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 146,199 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

On February 12, 2012 we sold 2,000,715 units at a price of $0.02799 per unit to one investor for gross proceeds of $56,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03919 until February 3, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On February 23, 2012, we sold 2,209,596 units at a price of $0.03168 per unit to one investor for gross proceeds of $70,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04435 until February 23, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In March 2012, one investor exercised 84,615 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 21,757 shares of common stock and cancelled 62,868 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

On March 14, 2012, we sold 2,000,000 units at a price of $0.02844 per unit to one investor for gross proceeds of $56,880. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03982 until March 14, 2015. The investor is a U.S. Person and is an accredited investor and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In May 2012, four investors exercised 644,687 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 33,814 shares of common stock and cancelled 610,573 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933. The remaining 855,314 common stock purchase warrants from May 2007 expired on May 11, 2012 without exercise.

In May and July 2012, we sold 4,859,073 units, at prices ranging from $0.027 to $0.033 per unit, to investors for gross proceeds of $150,004. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.027 to $0.047 until July 23, 2015. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. These units were issued in lieu of cash payments and in satisfaction of claims for services provided. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In April 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 633,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933.

In June 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 3,587,165 shares of common stock and cancelled 676,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933.

In May, June and July, 2013, we sold 18,001,184 units to five investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In August, 2013, we sold 423,135 units to one investor for gross proceeds of $7,938. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0263 until August 2, 2016.

In August, 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. On December 10, 2013 and June 24, 2014 and September 3, 2014, we received additional consideration of $75,000, $75,000 and $75,000, respectively, pursuant to the terms of the August 2013 Note. During the nine months ended October 31, 2014, $279,720 of the August 2013 Note were converted into 27,921,422 shares of the Company’s common stock. The conversions happened on multiple dates with conversion prices ranging from $0.008 to $0.012. In issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In September, 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

On October 30, 2013, the Company entered into an investment agreement in which with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the agreement, KVM has agreed to purchase up to $8,000,000 of our common stock over a period of up to 36 months. The purchase price per share to be paid by KVM is calculated at a 20% discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement. In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we filed a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement. The registration statement was declared effective by the SEC on January 27, 2014. On November 14, 2014, we filed a post-effective amendment to this registration statement to deregister all of our unsold securities under the registration statement. Of the 244,500,000 shares of our common stock registered, 210,285,774 have not been sold. This post-effective amendment was declared effective by the SEC on December 2, 2014.

On November 18, 2013, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note (the “Note”) to one lender in the principal amount of $250,000. The Note is payable in full on November 18, 2014 and bears no interest except in an event of default. Default interest and past due amounts will accrue interest at the rate of 15% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand. The Note was issued at a discount to the face value of $25,000, and closing costs and fees were $10,000, so net proceeds to our company was $215,000, before broker-dealer costs.

The lender may, at its option, convert the principal amount or any portion of such principal amount of the Note into shares of common stock of our company at the price equal to the lesser of (a) 100% of the volume weighted average price (the “VWAP”), as reported on the closing date (November 18, 2013), and (b) 70% of the average of the 5 day VWAP immediately prior to the day of conversion. We issued the Note pursuant to an exemption from registration set out in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In March 2014, the Company issued 1,000,000 units of common stock to a designee of MBGS, LLC, pursuant to a settlement agreement. Each unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The value of the shares issued is $17,500. The 500,000 warrants have an exercise price of $0.028 and have a two year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 26, 2014, we issued a convertible promissory note to one lender in the principal amount of $150,000 plus accrued and unpaid interest and any other fees. The convertible promissory note is payable in full on August 26, 2015 and bears interest at the rate of 12% per annum. The holder will be entitled to convert any unpaid principal plus accrued interest into our shares of common stock at a price per share of 45% discount to the average of the daily VWAP for the previous ten trading days before the date of conversion. We issued the security to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 14, 2014, we entered into a securities purchase agreement, whereby we agreed to issue a convertible note to one lender in the principal amount of $105,000. The note is payable in full on October 14, 2015 and bears interest at the rate of 10% per annum. There is a $5,000 original issuance discount on the Note. The note may be convertible into shares of common stock of our company at any time from 180 days after the execution date of the note at a price per share of 40% discount to the average of the daily VWAP for the previous five trading days before the date of conversion. We issued the security to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During the nine months ended October 31, 2014, the Company issued 6,424,979 units to three investors for total proceeds of $73,000. Each unit consists of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants have exercise prices ranging from $0.015 to $0.021 and have a three year term. In issuing these securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 3, 2014, we entered into a note purchase agreement (the “Agreement”), whereby we agreed to issue a convertible note (the “Note”) to Tangiers Capital, LLC (the “Lender”) in the principal amount of $210,000 and to pay interest on the principal balance hereof (which principal balance shall be increased by the Lender’s payment of additional consideration as set forth in the Note and which increase shall also include the prorated amount of the original issue discount in connection with Lender’s payment of additional consideration) at the rate of 10%, all of which interest shall be deemed earned as of the date of each such payment of additional consideration by the Lender on December 3, 2016 (the “Maturity Date”), to the extent such principal amount and interest have been repaid or converted into our company’s common stock, in accordance with the terms of the Note. The Note is payable in full on the Maturity Date and bears interest at the rate of 10% per annum. There is a $10,000 original issuance discount on the Note. The initial purchase price will be $105,000 of consideration of which $100,000 will be remitted to our company and $5,000 shall be retained through the original issue discount. The Note may be prepaid according to the following schedule: between 1 and 90 days from the date of execution, the Note may be prepaid for 110% of face value plus accrued interest; between 91 and 180 days from the date of execution, the Note may be prepaid for 130% of face value plus accrued interest; after 180 days from the date of execution until the Maturity Date, the Note may not be prepaid without written consent from the Lender. The Note may be convertible into shares of common stock of our company at a price per share of 62.5% discount to the average of the daily volume weighted average price (“VWAP”) for the previous five trading days before the date of conversion. We issued the securities to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Exhibits

Exhibit
Number	Description

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2, filed on May 14, 2002)
3.2	Bylaws (incorporated by reference from our Quarterly Report on Form 10-QSB, filed on December 14, 2007)
3.3	Certificate of Change to Authorized Capital (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Letter Agreement dated November 14, 2011 with Northern Dynasty (incorporated by reference from our Current Report on Form 8-K, filed on November 25, 2011)
10.2	Form of Stock Option Agreement (incorporated by reference from our Current Report on Form 8-K, filed on January 24, 2012)
10.3	Form of Warrant Certificate (incorporated by reference from our Current Report on Form 8-K, filed on July 30, 2012)
10.4	Settlement Agreement dated November 13, 2012 with Northern Dynasty Minerals Ltd. (incorporated by reference from our Current Report on Form 8-K, filed on November 15, 2012)
10.5	Convertible Note issued to JSJ Investments Inc. (incorporated by reference from our Current Report on Form 8-K, filed on September 2, 2014)
10.6	Securities Purchase Agreement dated October 15, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on October 20, 2014)
10.7	Convertible Note dated October 15, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on October 20, 2014)
10.8	Investment Agreement dated December 15, 2014 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on December 19, 2014)
10.9	Registration Rights Agreement dated December 15, 2014 with Tangiers Capital, LLC (incorporated by reference from our Current Report on Form 8-K, filed on December 19, 2014)
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference from our Current Report on Form 8-K, filed on September 1, 2009)
(21)	Subsidiaries
21.1	Subsidiaries of Liberty Star Uranium & Metals Corp.
Big Chunk Corp., incorporated in Alaska
Hay Mountain Super Project LLC, organized in Arizona
(23)	Consents of Experts and Counsel
23.1*	Consent of MaloneBailey, LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on January 15, 2015.

Liberty Star Uranium & Metals Corp.

By:

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date: January 15, 2015

/s/ Gary Musil
Gary Musil
Secretary and Director
Date: January 15, 2015

/s/ Peter O’Heeron
Peter O’Heeron
Director
Date: January 15 , 2015

/s/ Brett Gross
Brett Gross
Director
Date: January 15, 2015